Exhibit 12

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Megan A. Maitia, Bar No. 285271 megan@summaLLP.com Jennifer L. Williams, Bar No. 268782 jenn@summallp.com SUMMA LLP 1010 Sycamore Avenue, Unit 117 South Pasadena, California 91030 Telephone: (213) 260-9452/54 Facsimile: (213) 835-0939 Attorneys for Plaintiffs UNITED STATES DISTRICT COURT CENTRAL DISTRICT OF CALIFORNIA ? WESTERN DIVISION WEIRD SCIENCE LLC and WILLIAM ANDERSON WITTEKIND, derivatively on behalf of RENOVARO BIOSCIENCES, INC. Plaintiff, v. RENÉ SINDLEV, MARK DYBUL, GREGG ALTON, JAMES SAPIRSTEIN, JAYNE McNICOL, HENRIK GRØNFELDT-SØRENSEN, CAROL L. BROSGART, RS GROUP APS, RS BIO APS, PASECO APS, OLE ABILDGAARD, KARSTEN REE HOLDING I APS, KARSTEN REE HOLDING B APS, KARSTEN REE, PO-MA INVEST APS, TBC INVEST A/S, TORBEN BJORN CHRISTENSEN, K&L GATES LLP, CLAYTON E. PARKER, and LINCOLN PARK CAPITAL FUND LLC, Defendants, Case No.: 2:24-cv-00645VERIFIED STOCKHOLDER DERIVATIVE COMPLAINT JURY TRIAL DEMANDED Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 1 of 108 Page ID #:1

ii 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 and RENOVARO BIOSCIENCES INC., Nominal Defendant. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 2 of 108 Page ID #:2

iii 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 TABLE OF CONTENTS NATURE OF THE ACTION ........................................................................................ 2 JURISDICTION AND VENUE .................................................................................. 13 PARTIES ..................................................................................................................... 14 ALLEGATIONS .......................................................................................................... 19 I.The August 1, 2023 GEDi Cube Letter of Intent .......................................... 19 A.The August Placement. .................................................................................. 21 B.Sindlev's and Abildgaard's ill-gotten profits in the August Placement............................................................................................................................... 23 C.The deceptively timed Form 8-K filings reporting the LOI, theAugust Placement, and the Company's name change. .......................... 24 D.Sindlev's ill-gotten stock option. ................................................................ 26 E.Paseco's ill-gotten consulting shares. ........................................................ 27 II.The June Placement .............................................................................................. 29 A.Paseco's ill-gotten common stock and warrants in the JunePlacement. ......................................................................................................... 30 B.Paseco's free common stock and warrants in the June Placement. .... 33 III.The common stock issued to Paseco as PIK interest at a backdated price..................................................................................................................................... 36 IV.The concealment of the shares issued to Paseco in violation of SECdisclosure regulations........................................................................................... 37 V.The ill-gotten shares of common stock issued to Abildgaard and/orPaseco upon conversion of RSUs. .................................................................... 39 VI.The wink-and-nod scheme with Lincoln Park. .............................................. 43 VII.K&L Gates and Parker's have a conflict of interest in representingRenovaro due to their representation of Sindlev, RS Group, RS Bio,Abildgaard, and Paseco in matters relating to Renovaro. ........................... 53 Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 3 of 108 Page ID #:3

iv 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VIII. False and misleading statements and material omissions in the Proxy Statement. ................................................................................................................ 55 A. The fairness opinion. ...................................................................................... 55 B. The eleventh-hour waiver of the fairness opinion condition under the Stock Purchase Agreement. .......................................................................... 57 C. The covenant to use commercially reasonable efforts to obtain a fairness opinion. .............................................................................................. 60 D. The Board's reliance on hearsay from an unnamed consultant. .......... 61 E. No disclosure about the power to vote the shares held by Paseco. .... 62 F. Material omissions about the automatic conversion of the Series A Preferred stock immediately before the closing under the Stock Purchase Agreement. ...................................................................................... 64 G. Deficient disclosure about the shares issued in exchange for consulting services in connection with the GEDi Cube Transaction. 66 IX. Violations of Sections 13(d) under the 1934 Act .......................................... 70 A. Sindlev, RS Group, and RS Bio .................................................................. 71 B. Abildgaard and Paseco................................................................................... 73 C. Ree, Karsen Ree Holding I, and Karsten Ree Holding B ..................... 81 D. Christensen, Po-Ma, and TBC Invest ......................................................... 83 X. Demand and Demand Futility. ........................................................................... 85 FIRST CAUSE OF ACTION VIOLATION OF RULE 10b-5(a), (c) OF THE 1943 ACT ....................................... 87 SECOND CAUSE OF ACTION VIOLATION OF SECTION 14(a) OF THE 1934 ACT RULE 14a-9 ....................... 88 THIRD CAUSE OF ACTION VIOLATION OF SECTION 13(d) OF THE 1934 ACT ............................................. 92 FOURTH CAUSE OF ACTION BREACH OF FIDUCIARY DUTY ............................................................................ 94 Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 4 of 108 Page ID #:4

v 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 FIFTH CAUSE OF ACTION CORPORATE WASTE ............................................................................................... 97 SIXTH CAUSE OF ACTION UNJUST ENRICHMENT ........................................................................................... 98 SEVENTH CAUSE OF ACTION CONTRIBUTION / INDEMNIFICATION ................................................................ 99 PRAYER FOR RELIEF ............................................................................................ 100 JURY DEMAND ....................................................................................................... 102 VERIFICATION ........................................................................................................ 103 Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 5 of 108 Page ID #:5

1 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Plaintiffs Weird Science LLC (Weird Science) and William Anderson Wittekind (Wittekind) individually bring this Verified Stockholder Derivative Complaint (Complaint) for the benefit and on behalf of nominal defendant Renovaro Biosciences Inc., a Delaware corporation formerly known as Enochian Biosciences Inc. (Renovaro or Company). This Complaint seeks damages and other injunctive relief on behalf of Renovaro for violations of federal securities laws and regulations, corporate waste, and breaches of fiduciary duty under Delaware corporate law. These violations are being committed by Renovaro's Directors and Officers; other Renovaro insiders and investors, who continue to unlawfully profit off material nonpublic information related to Renovaro; and Renovaro's outside counsel K&L Gates LLP (K&L Gates) and principal lawyer for Renovaro Clayton E. Parker (Parker), who through a coordinated effort have enabled the other Defendants to violate the law with impunity behind a purported shield of "legal advice." As a result of this action, Plaintiffs seek disgorgement of approximately $5 million back to the Company; disgorgement of shares of common stock granted without consideration back to the Company; and full and adequate disclosure of material information by insiders and the Board, as required by SEC rules. Plaintiffs make these allegations upon personal knowledge and upon information and belief developed from the investigation and analysis by Plaintiffs and their counsel, including a review of publicly available information. Plaintiffs believe that discovery will uncover substantial additional evidence in support of these allegations. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 6 of 108 Page ID #:6

2 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 NATURE OF THE ACTION 1. This action is brought derivatively on behalf of Renovaro to recover its substantial damages caused by the misconduct described herein and to obtain injunctive relief, including emergency relief in connection with the special meeting of stockholders noticed for January 25, 2024 (Special Meeting) referenced in the definitive proxy statement filed by the Company with the SEC on January 3, 2024, as supplemented on January 16, 2024 (Proxy Statement),1 as supplemented on January 16, 2024 (Proxy Statement Supplement).2 This Special Meeting and Proxy Statement relate to Renovaro's proposed acquisition of GEDi Cube Intl Ltd. (GEDi Cube or Target) pursuant to a Stock Purchase Agreement dated September 28, 2023, as amended on December 20, 2023 (Stock Purchase Agreement). 2. January 25, 2024 Special Meeting. The Special Meeting will put forth several matters for Renovaro stockholders to consider and vote upon related to Renovaro's proposed acquisition of GEDi Cube pursuant to the Stock Purchase Agreement. In the Stock Purchase Agreement, Renovaro has agreed to acquire all the 1 The Proxy Statement is published online through the SEC's Edgar website and available here: https://www.sec.gov/Archives/edgar/data/1527728/000173112224000002/e5304_defm14a.htm#a_088. 2 The Proxy Statement Supplement is available here: The Proxy Statement Supplement is available here: https://www.sec.gov/Archives/edgar/data/1527728/000173112224000082/e5350_defa14a.htm Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 7 of 108 Page ID #:7

3 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 outstanding GEDi Cube shares in exchange for Renovaro shares that will result in the former GEDi Cube shareholders owning approximately 49% of Renovaro's post-closing shares after giving effect to the closing (not including the Earn-Out Shares). The former GEDi Cube shareholders are each entitled to receive, as Earn-Out Shares, a pro rata portion of the Renovaro shares issued upon conversion or exercise of any Renovaro derivative securities outstanding as of the closing date. 3. To accommodate the number of shares issuable to the GEDi Cube shareholders under the Stock Purchase Agreement (including shares issuable to an unnamed consultant), Renovaro needs stockholder approval of a charter amendment to increase its number of authorized shares of common stock from one hundred million (100,000,000) to three hundred fifty million (350,000,000), an increase of 250%. To comply with Nasdaq listing rule 5635, Renovaro needs stockholder approval of the issuance of shares with voting power comprising 20% or more of the outstanding voting power before the transaction. In addition, Renovaro is seeking stockholder approval to (a) reprice its outstanding stock options to an exercise price equal to the closing price on the date of the closing under the Stock Purchase Agreement and (b) increase the number of authorized shares issuable under its 2023 equity incentive plan by 5,000,000. 4. A quorum at the Special Meeting requires the presence of at least one-third of the outstanding shares of common stock and Series A Preferred Stock. Once Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 8 of 108 Page ID #:8

4 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 there is a quorum, approval of each matter before the stockholders requires the affirmative vote of a majority of the votes cast at the Special Meeting. 5. Spring-loaded transactions selling Renovaro stock ahead of announcing material non-public information. Renovaro's board of directors (Board) has engaged in a troubling pattern of authorizing transactions with insiders René Sindlev (Sindlev), Sindlev's companies RS Bio ApS (RS Bio) and RS Group ApS (RS Group), Ole Abildgaard (Abildgaard), Abildgaard's company Paseco ApS (Paseco), and Lincoln Park Capital Fund LLC (Lincoln Park) on terms grossly unfair to Renovaro and its stockholders. In most instances, these transactions were effective just ahead of Renovaro's release of positive material non-public information (MNPI). Accordingly, each transaction (i) violated certain federal securities laws and regulations, including Rules 10b-5(a) and (c) under the Securities Exchange Act of 1934, as amended (1934 Act), (ii) constituted corporate waste caused in part from breaches of the Board's fiduciary duties under Delaware corporate law, and (iii) violated Renovaro's internal corporate policies governing ethics and insider trading, in each case unjustly enriching Sindlev, RS Bio, RS Group, Abildgaard, Paseco, and Lincoln Park at the expense of the Company and its stockholders. K&L Gates and Parker were legal counsel to Renovaro in each of these transactions despite glaring conflicts of interest due to K&L Gates' and Parker's legal representation of Sindlev, RS Group, RS Bio, Abildgaard, and Paseco on matters related to the Company. In the case of Lincoln Park, K&L Gates' and Parker are the longtime counsel for Lincoln Park as an investor in transactions Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 9 of 108 Page ID #:9

5 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 substantially like the transactions in which K&L Gates and Parker represented Renovaro purportedly adverse to Lincoln Park (and Lincoln Park's suspicious decision to go without counsel for these transactions against K&L Gates and Parker). Plaintiffs seek damages to disgorge the ill-gotten paper profits that unjustly enriched Sindlev, RS Bio, Abildgaard and Paseco and the ill-gotten realized profits that unjustly enriched Lincoln Park, at the expense of Renovaro and its stockholders, damages from the Company's directors for the corporate waste and breaches of fiduciary duty, and punitive damages from K&L Gates and Parker for defiantly exploiting the conflicts of interest to unjustly enrich these insiders at the expense of the Company and its stockholders. 6. Paseco's free shares and warrants, or shares obtained at grossly inadequate prices. Paseco has received ill-gotten equity securities of the Company in the following transactions: a. In exchange for consulting services on July 28, 2023 at a grossly inadequate per-share price in exploitation of MNPI related to the transactions contemplated by the GEDi Cube Stock Purchase Agreement (316,129 shares of common stock) in violation of Rules 10b-5(a) and (c) under the 1934 Act; b. In contravention of a binding contractual provision governing a $300,822 interest payment payable to Paseco on May 30, 2023 (247,565 shares of common stock and warrants to purchase 283,794 shares at $0.53 per share) in violation of Rules 10b-5(a) and (c) under the 1934 Act; for no consideration at all because of Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 10 of 108 Page ID #:10

6 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 shares of common stock being issued as payment in kind (PIK) interest that never accrued and was unearned due to the corresponding debt being converted before maturity (264,037 shares of common stock); and for grossly inadequate consideration because of shares being issued as PIK interest at backdated prices in exploitation of MNPI related to the extension of the maturity date of the corresponding debt (15,946 shares of common stock) in violation of Rules 10b-5(a) and (c) under the 1934 Act. Each of these transactions constituted corporate waste and was caused in part by breaches of the Board's fiduciary duties under Delaware law, in each case unjustly enriching Abildgaard and Paseco at the expense of the Company and its stockholders. The Plaintiffs seek equitable relief to disgorge such ill-gotten securities back to the Company, damages from the Company's directors for the corporate waste and breaches of fiduciary duty, and interim injunctive relief to enjoin these ill-gotten securities from being counted (either directly or by proxy and either for purposes of a quorum or the votes cast on any proposal) at the Special Meeting. 7. Paseco or Abildgaard's common stock converted from ineligible RSUs. On February 18 and December 28, 2021, Paseco or Abildgaard has received at least 70,000 ill-gotten shares of common stock upon conversion of restricted stock units (RSUs) when Paseco and Abildgaard were ineligible for RSUs under Renovaro's equity incentive plans due to, among other things, their promotion of the Company's stock. These transactions violated Rules 10b-5(a) and (c) under the 1934 Act and were caused in part by breaches of the Board's (or the directors serving on the Compensation Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 11 of 108 Page ID #:11

7 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Committee of the Board's) fiduciary duties under Delaware corporate law. The Plaintiffs seek equitable relief to disgorge these ill-gotten shares (or cash equal to the dollar value of such shares) back to the Company, damages from the Company's directors for their breaches of fiduciary duty, and interim injunctive relief to enjoin these ill-gotten securities from being counted (either directly or by proxy and either for purposes of a quorum or the votes cast on any proposal) at the Special Meeting. 8. Sindlev's spring-loaded stock options. Sindlev received an ill-gotten paper profit from a "spring-loaded" stock option to purchase 131,579 shares at $0.57 per share on July 30, 2023 in exploitation of MNPI related to the transactions contemplated by the GEDi Cube Stock Purchase Agreement in violation of Rules 10b-5(a) and (c) under the 1934 Act. This transaction constituted corporate waste and was caused in part by breaches of the Board's (or directors' serving on the Board's Compensation Committee) fiduciary duties under Delaware law. The Plaintiffs seek equitable relief to disgorge Sindlev's ill-gotten paper profit from such spring-loaded stock option. 9. Deficient Proxy Statement related to the Special Meeting. The Proxy Statement related to the January 25, 2024 Special Meeting, as supplemented by the Proxy Statement Supplement, omits material information relevant to the action shareholders are being asked to consider and vote on at the Special Meeting. First, the Proxy Statement, as supplemented by the Proxy Statement Supplement, omits material information about Renovaro's covenant in the Stock Purchase Agreement to use Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 12 of 108 Page ID #:12

8 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 commercially reasonable efforts to obtain a fairness opinion, the closing condition to obtain one, and the Board's direction that Renovaro waive such closing condition. Second, it omits Abildgaard's sole power to vote and sole power to dispose of the shares held by Paseco, reportedly comprising 15.09% of Renovaro's outstanding shares as of December 29, 2023 (Record Date), as well as the consulting fees Renovaro paid to Paseco related to the transactions contemplated by the GEDi Cube Stock Purchase Agreement. Third, it omits that the Series A Preferred Stock will automatically convert into common stock immediately before the closing under the Stock Purchase Agreement. Finally, it (a) omits that Paseco is the consultant that received the 1,000,000 shares of common stock as payment of consulting fees of $2,760,000 on October 23, 2023 for services in connection with the Stock Purchase Agreement and (b) omits the identity of the consultant advising both Renovaro and GEDi Cube, which consultant is being compensated with shares from both parties in connection with the Stock Purchase Agreement. Each of these omissions violate Section 14(a) of the 1934 Act and Rule 14a-9 promulgated thereunder. Plaintiffs seek injunctive relief requiring Renovaro to rectify these material omissions by supplementing the Proxy Statement before the Special Meeting. 10. Conflicted legal advice by K&L Gates and Parker. The Board has relied on K&L Gates and Parker for legal advice in connection with the transactions described above despite full knowledge of glaring conflicts of interest given K&L Gates' and Parker's representation of Sindlev, Abildgaard, and their respective entities Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 13 of 108 Page ID #:13

9 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 on matters related to Renovaro, and separately K&L Gates' and Parker's representation of Renovaro purportedly adverse to Lincoln Park. These were breaches of the Board's fiduciary duties under Delaware corporate law and Renovaro's corporate policies governing business ethics, specifically the prohibition on conflicts of interest. The Board failed to have independent legal counsel provide advice on these transactions or at least implement an ethical wall or ethical screen to have nonconflicted lawyers at K&L Gates provide independent advice. Plaintiffs seek damages from the Director Defendants for these breaches of fiduciary duty and punitive damages from K&L Gates and Parker for exploiting conflicts of interest between Renovaro, on the one hand, and Sindlev, Abildgaard and Lincoln Park, on the other hand, to unjustly enrich Sindlev, Abildgaard and Lincoln Park at the expense of Renovaro and its stockholders. 11. Abildgaard and Paseco's Schedule 13D deficiencies. Abildgaard and Paseco are each in violation of their obligations under Section 13(d) of the 1934 Act and Rules 13d-1(a) and 13d-2(a) promulgated thereunder.3 Although Abildgaard and Paseco filed a Schedule 13G and a Schedule 13G/A on October 6, 2023 to report their status as greater than 5% beneficial owners of the Company's common stock, neither 3 These rules?requiring the timely filing of a Schedule 13D?are designed as broad disclosure provisions to give both shareholders and the market notice of potential changes in corporate control. A properly filed 13D requires disclosure of the background and identity of beneficial owners and group members, their businesses, their source of financing in the transactions, their purposes in acquiring the stock, and their interests in connection with the issuing company. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 14 of 108 Page ID #:14

10 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Abildgaard nor Paseco is eligible to file a Schedule 13G, and each is required to file a Schedule 13D. Plaintiffs seek injunctive relief to enjoin the securities beneficially owned by Paseco or Abildgaard from being counted at the Special Meeting (either directly or by proxy and either for purposes of a quorum or the votes cast on any proposal) unless and until each of Paseco and Abildgaard file the required Schedule 13D(s) and the required amendments to such Schedule 13Ds, including disclosure of Abildgaard's and Paseco's membership of any "group" within the meaning of Section 13(d)(3) of the 1934 Act.4 12. Sindlev, RS Group, and RS Bio's Schedule 13D deficiencies. Sindlev, RS Group, and RS Bio are each in violation of their obligations under Section 13(d) of the 1934 Act and Rules 13d-1(a) and 13d-2(a) promulgated thereunder. Although RS Group filed a Schedule 13D on March 15, 2015 to report greater than five percent (5%) beneficial ownership of the Company's common stock, Sindlev was not included as a reporting person as required by such filing, and the Schedule 13D was never amended despite Sindlev filing 26 beneficial ownership forms reporting transactions in the 4 Abildgaard and Paseco are repeat offenders of the reporting requirements under Section 13(d) or 13(g) under the 1934 Act with respect to their ownership of Renovaro securities. According to the Company's Form 10-K filed with the SEC on March 31, 2015: (a) Paseco was a greater than 10% beneficial owner during 2014 and failed to file a Form 4 under Section 16(a) of the 1934 Act; (b) Paseco owned 5.07% of the Company's common stock as of March 18, 2015; and (c) Abildgaard beneficially owned 8.87% of the Company's outstanding common stock as of March 18, 2015 (through Paseco and Northern Biotech Fund SARL), but neither Paseco nor Abildgaard filed a report under Section 13(d) or 13(g) until October 6, 2023. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 15 of 108 Page ID #:15

11 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Company's securities in the nearly nine years that have since elapsed. Plaintiffs seek injunctive relief to enjoin the securities beneficially owned by Sindlev, RS Group, and RS Bio from being counted at the Special Meeting (either directly or by proxy and either for purposes of a quorum or the votes cast on any proposal) unless and until each of Sindlev, RS Group, and RS Bio file the required Schedule 13D(s) and amendments thereto, including an amendment that includes Sindlev, and RS Bio as reporting persons with all required disclosures, and including without limitation disclosure of any "group" of which Sindlev, RS Group, or RS Bio is a member within the meaning of Section 13(d)(3) of the 1934 Act. 13. Karsten Ree, Karsten Ree Holding B's and Karsten Ree Holding I's Schedule 13D deficiencies. Karsten Ree (Ree) and Karsten Ree Holding B ApS (Karsten Ree Holding B) and Karsten Ree Holding I ApS (Karsten Ree Holding I) are each in violation of their obligations under Section 13(d) of the 1934 Act and Rules 13d-1(a) and 13d-2(a) promulgated thereunder. Although Karsten Ree Holding B filed a Schedule 13D on March 15, 2015 to report greater than five percent (5%) beneficial ownership of the Company's common stock, Ree was not included as a reporting person as required by such filing, and the Schedule 13D was never amended despite subsequent transactions in the Company's securities by Ree, Karsten Ree Holding B, and Karsten Ree Holding I. Plaintiffs seek injunctive relief to enjoin the securities beneficially owned by Ree, Karsten Ree Holding B, and Karsten Ree Holding I from being counted at the Special Meeting (either directly or by proxy and either for Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 16 of 108 Page ID #:16

12 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 purposes of a quorum or the votes cast on any proposal) unless and until each of Ree, Karsten Ree Holding B, and Karsten Ree Holding I file the required Schedule 13D(s) and amendments thereto, including an amendment that includes Ree as a reporting person with all required disclosures, and including without limitation disclosure of any "group" of which Ree, Karsten Ree Holding B and Karsten Ree Holding I is a member within the meaning of Section 13(d)(3) of the 1934 Act. 14. Torben Bjorn Christensen and Po-Ma's Schedule 13D deficiencies. Torben Bjorn Christensen (Christensen) and Po-Ma Invest ApS (Po-Ma) are each in violation of their obligations under Section 13(d) of the 1934 Act and Rules 13d-1(a) and 13d-2(a) promulgated thereunder. According to the Company's Form 10-K filed with the SEC on September 28, 2016, Po-Ma owned more than five percent (5%) of the Company's common stock as of September 8, 2016, and Christensen had sole voting and dispositive power over such shares as of such date. Neither Christensen nor Po-Ma has ever filed a Schedule 13D or any amendment to a Schedule 13D despite subsequent transactions in the Company's securities. Plaintiffs seek injunctive relief to enjoin the securities beneficially owned by Christensen, Po-Ma, or TBC Invest A/S (a Danish entity controlled by Christensen to which Company shares were subsequently transferred (TBC Invest)) from being counted at the Special Meeting (either directly or by proxy and either for purposes of a quorum or the votes cast on any proposal) unless and until each of Christensen, Po-Ma, and TBC Invest file the required Schedule 13D(s) and amendments thereto with all required disclosures, including without Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 17 of 108 Page ID #:17

13 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 limitation disclosure of any "group" of which Christensen, Po-Ma, and TBC Invest is a member within the meaning of Section 13(d)(3) of the 1934 Act. JURISDICTION AND VENUE 15. Under 28 U.S.C. § 1331 and section 27 of the 1934 Act, 15 U.S.C. § 78aa, the Court has subject matter jurisdiction over the claims asserted herein for violations of Rules 10b-5(a) and (c) under the 1934 Act; Section 14(a) of the 1934 Act and Rule 14a-9 promulgated thereunder; and Section 13(d) of the 1934 Act and Rules 13d-1(a) and 13d-2(a) promulgated thereunder. The Court has supplemental jurisdiction over Plaintiffs' state law claims under to 28 U.S.C. § 1367 because the state law claims form part of the same case or controversy as Plaintiffs' claims for violation of the 1934 Act. 16. The Court has personal jurisdiction over all Defendants under § 27 of the 1934 Act, 15 U.S.C. § 78aa. The Defendant Company's principal place of business is in Los Angeles, California, and the Company conducts substantial business in this District. K&L Gates and Parker have serviced the Company in this District, and the remaining defendants are officers, directors, and/or shareholders who participated in an offering, purchase, or sale of the Company's securities, such that the Court's exercise of personal jurisdiction over all Defendants is permissible and consistent with traditional notions of fair play and substantial justice. 17. Venue is proper in this District under § 27 of the 1934 Act, 15 U.S.C. § 78aa, and 28 U.S.C. § 1391(b), where the Company maintains its headquarters and conducts substantial business. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 18 of 108 Page ID #:18

14 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 PARTIES 18. Plaintiff Weird Science is a limited liability company organized under the laws of the State of California. Plaintiff Wittekind is an individual and citizen of California and currently the sole manager of Weird Science. Weird Science and Wittekind are, and at all relevant times have been, owners or record owners of Renovaro common stock and bring this action derivatively on behalf of Renovaro in this capacity. Plaintiffs fairly represent the interests of Renovaro and its shareholders in enforcing these rights and has retained competent counsel to prosecute this action. 19. Nominal Defendant Renovaro is a Delaware corporation whose principal place of business is Los Angeles, California. Renovaro's common stock is listed on the NASDAQ under the symbol RENB. The Company changed its name from DanDrit Biotech USA, Inc. (DanDrit) to Enochian Biosciences Inc. on February 16, 2018. On August 1, 2023, the Company changed its name to Renovaro Biosciences Inc. Renovaro is named solely as a nominal party in this action, and this action is not a collusive one to confer jurisdiction on this Court that would not otherwise have it. 20. Defendant René Sindlev is an individual and citizen of Denmark. At all relevant times, he is and has been Renovaro's Chairman of the Board and the Company's largest investor. Including Renovaro common stock held by Sindlev's Danish holding company Defendant RS Bio, Sindlev is the largest stockholder of Renovaro and beneficially owns 21.34% of the Company's outstanding stock based on disclosures in the Company's Definitive Proxy Statement, filed with the SEC on Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 19 of 108 Page ID #:19

15 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 January 3, 2024. At an unknown date after February 2018, Sindlev caused Defendant RS Group to fraudulently transfer all its shares of Renovaro's common stock and warrants to purchase Renovaro's common stock to RS Bio. RS Group and RS Bio are mere instrumentalities and alter egos of Sindlev, who has exclusive control over RS Group and RS Bio such that Sindlev, on the one hand, and RS Bio, on the other hand, have no independent legal significance. 21. Defendant Abildgaard is an individual and citizen of Denmark. On October 6, 2023, Abildgaard filed a Form 3 and Schedule 13G/A to report his status as a beneficial owner of more than 10% of Renovaro's outstanding stock. Together with his Danish holding company Defendant Paseco, Abildgaard beneficially owns 15.09% of the Company's outstanding stock based on disclosures in the Company's Definitive Proxy Statement, filed with the SEC on January 3, 2024 (although the Definitive Proxy Statement, in violation of securities regulations, fails to identify Abildgaard as beneficial owner and having sole voting and dispositive power of the shares held by Paseco). Abildgaard is, and at all relevant times was, a Company insider with full access to Renovaro's MNPI and with management authority and control over Company matters, long before his recent October 2023 filing of a Form 3 and Schedule 13G/A. Paseco is a mere instrumentality and alter ego of Abildgaard, who has exclusive control over the entity such that Abildgaard, on the one hand, and Paseco, on the other hand, have no independent legal significance. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 20 of 108 Page ID #:20

16 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 22. Defendant Ree is an individual and, on information and belief, a citizen of Denmark. Karsten Ree Holding I and Karsten Ree Holding B are mere instrumentalities and alter egos of Ree, who has exclusive control over the entities such that Ree, on the one hand, and Karsten Ree Holding I and Karsten Ree Holding B, on the other hand, have no independent legal significance. 23. Defendant Torben Bjorn Christensen is an individual and, on information and belief, a citizen of Denmark. Po-Ma and TBC Invest are mere instrumentalities and alter egos of Christensen, who has exclusive control over the entities such that Christensen, on the one hand, and Po-Ma and TBC Invest, on the other hand, have no independent legal significance. 24. Defendant Lincoln Park is an Illinois limited liability company with, on information and belief, its principal place of business in Chicago, Illinois. Lincoln Park is an investment firm that in July 2020 and June 2023 entered Purchase Agreements with Renovaro, each of which purported to extend a $20 million equity line of credit to Renovaro with attendant resale registration rights governed by related Registration Rights Agreements. On information and belief?in a coordinated effort with Renovaro, K&L Gates, and Parker?Lincoln Park entered no-risk transactions to purchase Renovaro shares at spring-loaded prices shortly ahead of the Company's announcement of positive MNPI, after which Renovaro's stock price increased. This coordination deprived the Company of maximizing liquidity (by not waiting to draw on the Lincoln Park equity line of credit until after the positive MNPI announcement Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 21 of 108 Page ID #:21

17 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 and the corresponding increase in Renovaro's per-share price), while permitting Lincoln Park to immediately resell the shares at earning an ill-gotten profit in violation of Rules 10b-5(a) and (c) under the 1934 Act. 25. Defendant Mark Dybul is Renovaro's Chief Executive Officer and has been since July 20, 2021. Dybul has been the Executive Vice Board Chair since January 2019 and a Director since February 2018. In fiscal year 2023, Dybul was compensated with an annual salary of $664,583 and beneficially owns 3.28% of the Company's outstanding stock (including options) based on the Proxy Statement. 26. Defendant Carol L. Brosgart (Brosgart) has been a Renovaro director since December 2019 and is a member of the Board' Compensation Committee and Nominating and Corporate Governance Committee. In fiscal year 2023, Brosgart was compensated with $69,000 and has options to purchase 107,759 shares of the Company's common stock. Upon information and belief, Brosgart has been a director, Chair of the Board's Compensation Committee, and a member of the Board's Nominating and Corporate Governance Committee at all times relevant to the substantive allegations set forth in this Complaint. 27. Defendant Gregg Alton (Alton) has been a Renovaro director since December 2019, is the Chair of the Board's Nominating and Corporate Governance Committee and is a member of the Board's Audit Committee. In fiscal year 2023, Alton was compensated with $77,500 and has options to purchase 107,759 shares of the Company's common stock. Upon information and belief, Alton has been a director, a Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 22 of 108 Page ID #:22

18 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 member of the Board's Nominating and Corporate Governance Committee, and a member of the Board's Audit Committee at all times relevant to the substantive allegations set forth in this Complaint. 28. Defendant James Sapirstein (Sapirstein) has been a Renovaro Director since March 2018, is the Chair of the Board's Compensation Committee and a member of the Board's Audit Committee. In fiscal year 2023, Sapirstein was compensated with $77,500 and has options to purchase 85,895 shares of the Company's common stock. Upon information and belief, Sapirstein has been a director, a member of the Board's Compensation Committee and a member of the Board's Audit Committee at all times relevant to the substantive allegations set forth in this Complaint. 29. Defendant Henrik Grønfeldt-Sørensen has been a Renovaro Director since October 2017 and is CEO of RS Group, RS Bio, and a related family of entities owned and controlled by Sindlev. In fiscal year 2023, Grønfeldt-Sørensen was compensated with $60,000 and beneficially owns 136,889 shares of the Company's common stock (including warrants and including 50,000 shares owned by Greenfield Holding ApS). 30. Defendant Jayne McNicol (McNicol) has been a Renovaro Director since May 2021 and is the Chair of the Board's Audit Committee. In fiscal year 2023, McNicol was compensated with $75,000 and has options to purchase 43,390 shares of Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 23 of 108 Page ID #:23

19 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 the Company's common stock.5 Upon information and belief, McNicol has been a director and a member of the Board's Audit Committee at all times relevant to the substantive allegations set forth in this Complaint, except for the substantive allegations that are based upon matters that occurred prior to the commencement of her tenure in May 2021. 31. Defendant K&L Gates is a well-known international law firm with over 45 offices across five continents, including several offices in the United States. K&L Gates maintains offices in, among other U.S. cities, Los Angeles, California, Wilmington, Delaware, and Miami, Florida. Defendant Parker is a partner of K&L Gates and works in its Miami office. K&L Gates and Parker are the principal outside general counsel for the Company, legal counsel to RS Group, RS Bio, Paseco, and their principals Sindlev and Abildgaard on matters related to the Company, and long-time counsel to Lincoln Park. ALLEGATIONS I. The August 1, 2023 GEDi Cube Letter of Intent 32. On August 1, 2023, Renovaro and GEDi Cube signed a letter of intent (LOI) for an acquisition in which Renovaro would acquire GEDi Cube as the Target of the transaction. Sindlev became involved in discussions with GEDi Cube representatives in May 2023, and certain other directors on the Board joined the 5 Defendants Sindlev, Brosgart, Alton, Sapirstein, Grønfeldt-Sørensen, and McNicol are referred to as the Board Defendants. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 24 of 108 Page ID #:24

20 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 discussions in July 2023. After being provided with a draft of the LOI on July 21, 2023, the Board held a meeting to consider it on July 25, 2023 and directed the Company to continue to negotiate. On July 28, 2023 the Board met telephonically and authorized Renovaro CEO Mark Dybul to sign the LOI on behalf of the Company.6 The closing price of the Company's common stock on August 1, 2023, the date the LOI was executed by both Renovaro and GEDi Cube, was $0.65. The trading volume that day was 96,869 shares. 33. Renovaro did not announce the signing of the LOI until the morning of August 9, 2023 when it filed a Form 8-K that included a press release entitled "AI Company GEDi Cube and Renovaro Biosciences Announce a Binding, Exclusive Letter of Intent to Merge, Accelerating Fight Against Cancer."7 The closing price of the Company's common stock on August 9, 2023 was $1.55, an increase of 138% from the closing price on the date the LOI was signed, and the trading volume that day was a staggering 33,944,280 shares, an increase of 34,941% from the date the LOI was signed. Between August 1, 2023 and August 9, 2023, the closing prices and the daily trading volumes were modestly consistent with the closing price and trading volume on August 1, 2023, a clear indication that the Company's announcement of the LOI caused the spike in the price and volume on August 9, 2023: 6 See Proxy Statement, at pp. 54-56. 7 See Form 8-K filed by the Company with the SEC on August 9, 2023. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 25 of 108 Page ID #:25

21 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Date Closing Price Trading Volume August 1, 2023 $0.65 96,869 August 2, 2023 $0.646 51,934 August 3, 2023 $0.70 113,791 August 4, 2023 $0.70 88,381 August 7, 2023 $0.752 1,668,4148 August 8, 2023 $0.85 270,950 August 9, 2023 $1.55 33,944,280 A. The August Placement. 34. On August 1, 2023, the same date Renovaro and GEDi Cube signed the LOI, Renovaro sold equity units consisting of Series A Preferred Stock and warrants to purchase common stock (August Units) to numerous investors, including Sindlev9 and Abildgaard,10 in a private placement (August Placement). According to Renovaro's 8 This was the date that the Company announced the closing of the August Placement (discussed below) in a Form 8-K filed with the SEC on August 7, 2023. 9 Sindlev participated through his company RS Bio and purchased 70,126 August Units for $500,000 in cash, receiving 70,126 shares of Series A Preferred Stock (convertible into 701,260 shares of common stock) and warrants to purchase 350,630 shares of common stock at $0.65 per share. See Form 4 filed by Sindlev with the SEC on September 12, 2023. 10 Abildgaard participated through his company Paseco and (a) converted $2,000,000 of secured debt in exchange for 280,505 August Units, receiving 280,505 shares of Series A Preferred Stock (convertible into 2,805,050 shares of common stock) and warrants to purchase 1,402,525 shares of common stock at $0.65 per share and (b) purchased 63,114 August Units for $450,000 in cash, receiving 63,114 shares of Series Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 26 of 108 Page ID #:26

22 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Form 8-K filed with the SEC on August 7, 2023, each August Unit consisted of one share of Series A Preferred Stock (convertible into ten (10) shares of common stock) and a warrant to purchase five (5) shares of common stock for $0.65 per share. 35. The price for the August Units11 was grossly inadequate because it was based on the market price of Renovaro's common stock before the signing of the LOI was announced (i.e., while the Board was sitting on fundamental MNPI about the GEDi Cube LOI). Pricing the August Units before the signing of the LOI was announced was a manipulative scheme that violated Rules 10b-5(a) and (c) under the 1934 Act because it allowed Sindlev and Abildgaard to exploit MNPI to unjustly enrich themselves at the expense of Renovaro and its stockholders. The Board's decision to price the August Units before the LOI was announced constituted corporate waste and breaches of the Board's fiduciary duties under Delaware law. The Board either knew or was reckless in not knowing that the value of the Company's common stock was substantially higher than the market price reflected because of the LOI being signed A Preferred Stock (convertible into 631,140 shares of common stock) and warrants to purchase 315,570 shares of common stock at $0.65 per share. Paseco ended up with a total of 343,619 shares of Series A Preferred Stock (convertible into 3,436,190 shares of common stock) and warrants to purchase 1,718,095 shares of common stock at $0.65 per share in the August Placement. See Form 3 filed by Abildgaard with the SEC on October 6, 2023. 11 The price per August Unit was $7.13, the same as the liquidation preference for each share of Series A Preferred Stock. On an as-converted basis, the imputed price per share of common stock underlying each share of Series A Preferred Stock was $0.713 per share ($7.13/10 = $0.713). Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 27 of 108 Page ID #:27

23 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 and that pricing the August Units based upon the market price before the announcement of the LOI was grossly inadequate consideration. Had the Board priced the August Units after the LOI was announced, Renovaro would have received gross proceeds of roughly $4,760,085, more than twice the $2,000,000 of approximate gross proceeds Renovaro actually received because of the August Placement.12 B. Sindlev's and Abildgaard's ill-gotten profits in the August Placement. 36. Sindlev locked an ill-gotten paper profit of roughly $904,62513 on an investment of $500,000 in the span of about a week. This ill-gotten profit should be disgorged to the Company. 12 The Company sold 280,005 August Units for cash at $7.13 per August Unit (280,005 * $7.13 = $1,996,435.65). The $7.13 price per August Unit was roughly 109.69% of the $0.65 closing price of the common stock (on an as-converted basis) on July 31, 2023 and on August 1, 2023 ($0.713/$0.65 = 1.0969). Using that ratio, an August Unit price based upon the $1.55 closing price on August 9, 2023 would have been $17.00 ($1.55 * 10 * 1.0969 = $17.00). At a price of $17.00 per August Unit, the 280,005 August Units would have resulted in gross proceeds of $4,760,085. This does not account for the severe discount in the exercise price of the warrants included in the August Units. At an exercise price of $0.65, the potential aggregate cash proceeds to the Company under the warrants issued in the August Placement are $1,823,283. If the August Units were priced after the announcement of the LOI, the potential aggregate cash proceeds for these warrants (at an exercise price of $1.55 per share) would have been $4,347,827.50, a difference of $2,524,545. 13 This calculation is based upon a paper profit of $589,058.40 attributable to the 701,260 shares of common stock underlying Sindlev's 71,126 shares of Series A Preferred Stock ($1.55 - $0.71 = $0.84 * 701,260 = $589,058.40) and a paper profit of $315,567 attributable to Sindlev's warrants to purchase 350,630 shares of common stock ($1.55 - $0.65 = $0.90 * 350,630 = $315,567). Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 28 of 108 Page ID #:28

24 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 37. Abildgaard's participation in the August Placement was plotted, in part, by the Board authorizing a previously nonexistent right for Paseco to convert $2,000,000 of a $5,000,000 secured promissory note (Secured Note) for the sole purpose of taking advantage of the MNPI.14 Paseco also invested $450,000 in cash, resulting in an ill-gotten paper profit of roughly $4,432,68515 on an investment of $2,450,000. This ill-gotten profit should be disgorged to the Company. C. The deceptively timed Form 8-K filings reporting the LOI, the August Placement, and the Company's name change. 38. Although Renovaro signed the LOI on the same date as the August Placement and the same date the Company changed its name from Enochian Biosciences, Inc. to Renovaro Biosciences Inc. (all on August 1, 2023), the Company 14 This conversion happened through an amendment to the Secured Note that became "effective" on July 31, 2023, the day before the Company sold the August Units. See Exhibit 10.2 to the Form 8-K filed by the Company with the SEC on August 7, 2023. Upon information and belief, Abildgaard was made aware of the MNPI regarding the imminent signing of the LOI and took advantage of it at the expense of the Company and its stockholders. This information and belief are based upon (a) the fact that Abildgaard was routinely made aware of MNPI at the same time as Sindlev and the Company's other directors and officers (see ¶ 100); (b) the fact that Paseco was providing consulting services to Renovaro in connection with the proposed transaction with GEDi Cube (see ¶ 91) and was likely aware of the imminent signing of the LOI in such role; and (c) there would be no business justification for Paseco to forego a senior lien on $2,000,000 of secured debt unless Abildgaard was made aware of MNPI regarding the imminent signing of the LOI. 15 This calculation is based on a paper profit of $2,886,399.60 attributable to the 3,436,190 shares of common stock underlying Paseco's 343,619 shares of Series A Preferred Stock ($1.55 - $0.71 = $0.84 * 3,436,190 = $2,886,399.60) and a paper profit of $1,546,286 attributable to Paseco's warrants to purchase 1,718,095 shares of common stock ($1.55 - $0.65 = $0.90 * 1,718,095 = $1,546,285.50). Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 29 of 108 Page ID #:29

25 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 publicly reported each of these events separately and in reverse chronological order, further evidence of the deceptive scheme. Upon information and belief, the LOI was signed before the August Units were sold.16 The August Units were sold before the Company changed its name to "Renovaro Biosciences Inc."17 39. First, Renovaro filed a Form 8-K at 11:35 am Eastern Time on August 7, 2023, reporting that the Company had changed its name. Second, the Company filed a Form 8-K at 4:14 pm Eastern Time on August 7, 2023 reporting the August Placement. Two days later, on August 9, 2023, the Company filed a Form 8-K finally announcing the LOI. There is no legitimate business explanation for this separation and sequence, other than to obscure the fact that the Board, Sindlev, Abildgaard, K&L Gates, and Parker18 facilitated the exploitation of MNPI to unjustly enrich insiders Sindlev and 16 This information and belief are based upon (a) the unlikelihood that Sindlev would have invested $500,000 in August Units unless the LOI was signed by both Renovaro and GEDi Cube; (b) the unlikelihood that Paseco would have elected to convert $2,000,000 of secured debt and invest an additional $450,000 in cash unless the LOI was signed by both Renovaro and GEDi Cube; and (c) the unlikelihood that Renovaro would have engaged in discussions with GEDi Cube for over two months and negotiations for over two weeks and then sell the August Units on the same date as the LOI was signed, but before it was signed by both parties. 17 The Certificate of Designations for the Series A Preferred Stock, which included the liquidation value of $7.13 per share, was filed at 11:30 am (Eastern Time) on August 1, 2023. The amendment to the Company's Certificate of Incorporation changing its name to "Renovaro Biosciences Inc." was filed at 5:04 pm (Eastern Time) on August 1, 2023. 18 Upon information and belief, K&L Gates and Parker advised the Company on the disclosures in the Form 8-Ks reporting the name change, the August Placement, and the LOI. This information and belief are based upon the fact that K&L Gates and Parker are listed as counsel representing the Company on all matters related to SEC filings, Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 30 of 108 Page ID #:30

26 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Abildgaard, each of whom K&L Gates and Parker had separately represented on matters related to the Company. D. Sindlev's ill-gotten stock option. 40. On July 30, 2023, two days after the Board approved the LOI and authorized Dybul to sign it, Sindlev was granted a spring-loaded stock option to purchase 131,579 shares at $0.57 per share,19 another exploitation of MNPI in contravention of Rules 10b-5(a) and (c) under the 1934 Act that constituted corporate waste and resulted in part from breaches of the Board's fiduciary duties under Delaware law, unjustly enriching Sindlev. Even though the LOI had not been signed when this option was granted, the Board had already authorized Dybul to sign the LOI on behalf of the Company, and Sindlev was at the center of the negotiations, so the imminent execution of the LOI was MNPI as of the July 30, 2023 stock option grant date. The Board (or, if applicable, the directors serving on the Compensation Committee of the Board) either knew or was reckless in not knowing that the value of the common stock including responses to SEC comment letters (see the Company's March 9, 2020 response to the SEC's comment letter, copying Parker), SEC registration statements (see the Company's Form S-3 Registration Statements filed on July 13, 2020 and February 11, 2022, each listing Parker on the cover page), and legal opinions filed as exhibits with the SEC (see the legal opinions of K&L Gates filed as Exhibit 5.1 to the Company's Form 8-Ks filed with the SEC on July 20, 2020 and June 16, 2021 and the Company's Form S-8 Registration Statements filed on December 13, 2021 and October 23, 2023). Finally, the Special Meeting is scheduled to take place at the offices of K&L Gates in Miami, FL, where Parker works (see Proxy Statement, at p. 51). 19 See Form 4 filed by Sindlev with the SEC on August 1, 2023. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 31 of 108 Page ID #:31

27 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 was much greater than $0.57 per share at the time of the grant. Based on the $1.55 price after the LOI announcement, Sindlev received an ill-gotten paper profit of roughly $128,947,20 all of which should be disgorged to the Company. E. Paseco's ill-gotten consulting shares. 41. Upon information and belief, on July 28, 2023, the same date the Board authorized and approved the LOI, Renovaro agreed to issue Paseco or Abildgaard 500,000 shares of common stock priced at $0.57 per share (the same as the exercise price for Sindlev's spring-loaded stock option (discussed in the paragraph above) in exchange for "consulting services" valued at $285,000,21 another exploitation of MNPI 20 This paper profit is calculated based on the difference between the $1.55 price closing price after the announcement of the LOI and the $0.57 exercise price ($0.98) times the number of shares underlying the stock option (131,597). $0.98 * 131,597 = $128,947.42. 21 See the Company's Form 10-K filed on October 2, 2023, at p. F-32. Although this disclosure does not identify Paseco or Abildgaard as the recipient of these consulting shares, the Plaintiffs' information and belief that this consultant was Paseco or Abildgaard are based upon (a) the fact that Renovaro has had a consulting agreement with Paseco since December 2019, and Renovaro issued 1,000,000 restricted shares of common stock to Paseco between June 30, 2023 and September 30, 2023 (see the Company's Form 10-Q filed with the SEC on November 14, 2021, at p. 26); (b) Renovaro committed to issue these shares on July 28, 2023, the same date the Board held a telephonic meeting authorizing Dybul to execute the LOI; and (c) Paseco has a history of being compensated with shares of the Company's common stock in exchange for consulting services related to business combination transactions that dates back to 2014 (see the Action by Written Consent of the Sole Director of Putnam Hills Corp. (Renovaro's name before it was changed to DanDrit) dated February 6, 2014 included in Exhibit 3.1 to the Company's Form 10-K filed with the SEC on October 2, 2023, under the caption entitled "Consulting Agreement"; see also Exhibit 10.12 to the Company's Form S-1 filed with the SEC on February 14, 2014; see also Amendment Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 32 of 108 Page ID #:32

28 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 in contravention of Rules 10b-5(a) and (c) under the 1934 Act that constituted corporate waste and breaches of the Board's fiduciaries duty under Delaware law, unjustly enriching Abildgaard. Although the LOI had not been signed as of the date Renovaro agreed to issue these shares to Paseco or Abildgaard, the Board had already authorized the execution of the LOI, so its imminent execution was MNPI, and the Board therefore either knew or was reckless in not knowing that the value of the common stock was much greater than $0.57 per share at the time the Company committed to issue these consulting shares to Paseco or Abildgaard. Based on the $1.55 price after the LOI announcement, Paseco received 316,129 ill-gotten shares in exchange for the consulting services,22 all of which should be disgorged to the Company and none of which should be counted (either directly or by proxy or for purposes of a quorum or the votes cast on any proposal) at the Special Meeting. No. 6 to the Company's Form S-1 registration statement included as Exhibit 4.1 to the Company's Form 8-K/A filed with the SEC on August 12, 2014, at p. II-12). 22 Given the $285,000 value attributed to "the consulting services," the number of shares of common stock issuable to Paseco at the $1.55 closing price after the announcement of the LOI would have been 183,871 (285,000/1.55). 500,000 ? 183,871 = 316,129. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 33 of 108 Page ID #:33

29 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 II. The June Placement 42. On June 26, 2023, Renovaro sold common stock and warrants to purchase common stock to numerous investors, including Sindlev23 and Abildgaard,24 again in a private placement (June Placement).25 Consistent with the overall pattern of exploiting MNPI in violation of Rules 10b-5(a) and (c) under the 1934 Act, corporate waste and breaches the Board's fiduciary duties under Delaware law, the June Placement was priced when the Board (including Sindlev), K&L Gates, and Parker?and upon information and belief Abildgaard?were sitting on MNPI, in this case the Company's $20,000,000 equity line of credit with Lincoln Park that was signed on June 20, 2023 (2023 Lincoln Park ELOC) but was not announced until June 27, 2023, 23 Sindlev participated through his company RS Bio, purchasing 1,866,794 shares of common stock and warrants to purchase 943,397 shares of common stock at $0.53 per share for $989,400.82 in cash. See Form 4 filed by Sindlev with the SEC on June 27, 2023. 24 Abildgaard participated through his company Paseco, receiving (a) upon conversion of $1,200,000 of Convertible Notes, 2,264,150 shares of common stock and warrants to purchase 1,132,075 shares of common stock at $0.53 per share and (b) upon the improper application of $300,822 of advance PIK interest under the Secured Note, 567,588 shares of common stock and warrants to purchase 283,794 shares of common stock at $0.53 per share. Paseco ended up with a total of 2,831,738 shares of common stock and warrants to purchase 1,415,869 shares of common stock at $0.53 per share in the June Placement. See Form 3 filed by Abildgaard on October 6, 2023. 25 The shares of common stock were sold in the June Placement for $0.53 per share and each investor received 50% warrant coverage at an exercise price of $0.53 per share. See the Company's Form 8-K filed with the SEC on June 28, 2023. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 34 of 108 Page ID #:34

30 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 the day after the June Placement.26 Although the Company's stock price did not ultimately increase after the Form 8-K announcing the 2023 Lincoln Park ELOC was filed, there was no legitimate business reason to file this Form 8-K a week after signing and one day past the deadline under SEC regulations when the Form 8-K announcing the June Placement was filed a day later, two days after signing.27 A. Paseco's ill-gotten common stock and warrants in the June Placement. 43. Once again, Abildgaard's participation in the June Placement was plotted, in part, through a scheme involving the Secured Note. Even though (a) the Secured Note expressly provided that a $300,822 advance interest payment was due on May 30, 2023 and payable in cash or shares based on the closing price on such date ($0.94)28 and (b) Paseco had already elected to receive cash,29 the Board allowed Paseco to apply the $300,822 of interest to "purchase" June Units in the June Placement, resulting in 26 The Company's Form 8-K reporting the 2023 Lincoln Park ELOC was due on June 26, 2023 (within four business days), but it was not filed until June 27, 2023, a day later. 27 Upon information and belief, the Form 8-K reporting the 2023 Lincoln Park ELOC was filed a day late to provide Sindlev and Abildgaard with an opportunity to exploit the MNPI. This information and belief are based upon (a) the fact that Sindlev was engaged in discussions with GEDi Cube about the proposed transaction (see Proxy Statement, at pp. 54-55) and, as Board Chair, was aware of the signing of the 2023 Lincoln Park ELOC on June 20, 2023; and (b) Abildgaard was made aware of MNPI at the same time as Sindlev and Renovaro's other directors and officers on a regular basis (see ¶ 100). 28 See § 4 of Exhibit 4.3 to the Company's Form 10-K filed with the SEC on February 27, 2023. 29 See the Company's Form 10-K filed on October 2, 2023, at p. F-18. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 35 of 108 Page ID #:35

31 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Paseco receiving shares of common stock priced at $0.53 instead of $0.94, plus 50% warrant coverage with a $0.53 exercise price. Not only did the Board allow Paseco to change the interest payment election from cash to stock, but the Board ignored the predetermined $0.94 price that was embedded in the Secured Note that was binding on Paseco. 44. According to the Company's Form 10-K filed with the SEC on October 2, 2023, "[o]n June 12, 2023 [Paseco] notified the Company that it wanted to apply the [$300,822] Interest Payment due to it towards the Company's next private placement."30 This purported notification occurred roughly two weeks after the interest was due and Paseco had already elected to receive cash, and it occurred while Sindlev was engaged in advanced discussions with a representative of GEDi Cube regarding the proposed acquisition.31 Upon information and belief, Abildgaard was aware of Sindlev's advanced discussions with GEDi Cube at the time Paseco abruptly changed course and notified the Company that it wanted to apply the $300,822 towards the next private placement instead of receiving the interest in cash.32 30 See the Company's Form 10-K filed with the SEC on October 2, 2023, at p. 44. 31 See Proxy Statement, at p. 54 "[t]hroughout June, Ms. Storms and Mr. Sindlev continued to have discussions regarding a possible transaction." 32 This information and belief are based upon (a) the fact that Abildgaard has consistently had access to MNPI at the same time as Sindlev and Renovaro's other directors and officers (see ¶ 100); (b) Paseco was providing consulting services to the Company in connection with the transactions being negotiated with GEDi Cube and was therefore likely aware of the advanced discussions in connection with that consulting role (see ¶ 91; and (c) there is no other plausible explanation why Abildgaard Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 36 of 108 Page ID #:36

32 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 45. For Renovaro's part, there was no legitimate business justification for issuing any securities to Paseco in exchange for the $300,822 interest payment other than shares of common stock at the agreed upon $0.94 price contained in the binding Secured Note. In addition, the Company's Form 8-K reporting the June Placement disclosed that Paseco had converted $1,200,000 of Convertible Notes in the June Placement but it omitted the application of the $300,822 of interest in the June Placement. Not only was that a violation of Rule 12b-20 under the 1934 Act,33 but it is evidence that the Board (including Sindlev), Abildgaard, K&L Gates, and Parker were trying to conceal this exploitation of MNPI and corporate waste. These are all hallmarks of the deceptive scheme to exploit MNPI in violation of Rules 10b-5(a) and (c) under the 1934 Act and unjustly enrich Paseco and Abildgaard at the expense of Renovaro and its stockholders. The Board's authorization of the application of the $300,822 interest payment in the June Placement was corporate waste in breach of the directors' fiduciary duties under Delaware law. Instead of issuing 320,023 shares of common stock (the shares Paseco was entitled to receive at the $0.94 price),34 the would cause Paseco to elect to receive $300,822 of interest in cash and then suddenly flip flop to elect to receive equity securities. 33 See 17 CFR §240.12b-20 ("In addition to the information expressly required to be included in a statement or report, there shall be added such further material information, if any, as may be necessary to make the required statements, in light of the circumstances in which they are made not misleading."). 34 Although the calculation of $300,822/$0.94 = 320,023 shares, as mentioned in ¶ 46 below, since $80,219 of the $300,822 interest was ultimately unearned, the accrued Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 37 of 108 Page ID #:37

33 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Company issued Paseco 567,588 shares of common stock plus warrants to purchase 283,794 shares at $0.53 per share. The result was Paseco receiving 247,565 ill-gotten shares of common stock and ill-gotten warrants to purchase 283,794 shares of common stock at $0.53 per share, all of which should be disgorged to the Company and none of which should be counted (either directly or by proxy or for purposes of a quorum or the votes cast on any proposal) at the Special Meeting. B. Paseco's free common stock and warrants in the June Placement. 46. As mentioned above, the Secured Note expressly provided for a mandatory advance interest payment of $300,822 to be made on May 30, 2023. This advance interest payment was calculated on the entire $5,000,000 principal under the Secured Note for the six-month period between May 30, 2023 and the November 30, 2023 maturity date. Due to the opportunistic conversion of $2,000,000 of principal into the August Placement on August 1, 2023 (four months before the maturity date), $80,219 of this $300,822 advance interest payment never accrued and was unearned.35 portion of this interest was only $220,603. The actual number of shares Paseco was entitled to receive at the $0.94 price was therefore 234,684 ($220,603/0.94 = 234,684). 35 This calculation of unearned interest is based on 40% ($2,000,000 of converted principal divided by $5,000,000 of total principal) of the $300,822 advance interest amount (2/5 * $300,822 = $120,328) minus the portion of this advance interest that accrued while the $2,000,000 was actually outstanding (calculated by dividing the number of months the $2,000,000 principal was actually outstanding during this advance interest period (two: June and July) by the number of months comprising the entire advance interest period (six: June, July, August, September, October and November) (2/6 * $120,328 = $40,109) ($120,328 - $40,109 = $80,219). Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 38 of 108 Page ID #:38

34 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 This resulted in Paseco receiving 151,357 shares of common stock ($80,219/0.53 = 151,357) and warrants to purchase 75,679 shares of common stock at $0.53 per share (50% warrant coverage, 151,357/2 = 75,679) for free. This is yet another blatant instance of exploitation of MNPI in violation of Rules 10b-5(a) and (c) under the 1934 Act, corporate waste, and breaches of the Board's fiduciary duties under Delaware law to unjustly enrich Abildgaard. The Board, K&L Gates, and Parker should have addressed this windfall before allowing the "conversion" of the $2,000,000 of principal in the August Placement by insisting that Paseco relinquish the free shares and warrants. This was not an honest oversight. The Board, K&L Gates and Parker sought to conceal these kickbacks to Paseco by omitting the application of the $300,822 in the June Placement from the Company's June 28, 2023 Form 8-K, a violation of Rule 12b-20.36 The 151,357 shares of common stock and the warrants to purchase 75,679 shares of common stock at $0.53 per share that were issued to Paseco for free should be disgorged to the Company and none of these shares should be counted (directly or by proxy) at the Special Meeting. 47. Paseco also elected to convert two $600,000 convertible promissory notes (a total of $1,200,000 of principal) (Convertible Notes) in the June Placement. When these Convertible Notes were amended in February 2023 to extend their maturity date 36 This Form 8-K reported the Company's sale of the June Units for cash and the issuance of June Units upon conversion of the Convertible Notes, but it omitted the issuance of June Units to Paseco for the $300,822 of purported interest. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 39 of 108 Page ID #:39

35 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 until February 2024, the Company issued Paseco 169,020 shares of common stock as advance payment-in-kind (PIK) interest for the one-year extension period.37 However, since these Convertible Notes were converted in the June Placement on June 26, 2023 (four months into the one-year extension period), two-thirds of this PIK interest had not accrued and was therefore unearned, resulting in 112,680 free shares of common stock being issued to Paseco upon conversion of the Convertible Notes in the June Placement.38 Unlike the Secured Note, the Convertible Notes were convertible into equity securities by their terms, so the Board (including Sindlev), K&L Gates, and Parker should have addressed this in the Convertible Notes to protect Renovaro against free shares being issued to Paseco in the event of a conversion before maturity. At the very least, the Board (including Sindlev), K&L Gates, and Parker should have required that Paseco relinquish the 112,680 free shares of common stock as a condition to converting the Convertible Notes in the June Placement. They failed to do so, once again facilitating the exploitation of MNPI in violation of Rules 10b-5(a) and (c) under the 1934 Act, engaging in corporate waste, and breaching fiduciary duties under Delaware law to unjustly enrich Abildgaard. The 112,680 shares of common stock issued to Paseco for free should be disgorged to the Company and none of these shares 37 See the Company's Form 10-K filed with the SEC on October 2, 2023, at p. F-17. 38 169,020 * 2/3 = 112,680. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 40 of 108 Page ID #:40

36 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 should be counted (either directly or by proxy or for purposes of a quorum or the votes cast on any proposal) at the Special Meeting. III. The common stock issued to Paseco as PIK interest at a backdated price. 48. When Renovaro amended the Convertible Notes in February 2023, the documents were backdated to December 30, 2022,39 and the Company used the closing price on such date ($1.03) to price the shares of common stock that were issued to Paseco as PIK interest.40 Aside from backdating the pricing of these shares, consistent with the pattern of issuing shares to insiders ahead of the release of MNPI, the shares issued as PIK interest under the Convertible Notes were priced before the Company announced that the maturity date of the Convertible Notes was extended from February 6, 2023 until February 28, 2024. The closing price of the Company's common stock on February 24, 2023, the day after the Company filed a Form 8-K reporting the amendments,41 was $1.12. Had the Company priced the PIK interest shares after the 39 See the Company's Form 8-K filed with the SEC on February 23, 2023 (Exhibits 10.1, 10.2 and 10.3). 40 See the Company's Form 10-K filed with the SEC on October 2, 2023, at p. F-17. In addition to the 169,020 shares issued as advance PIK interest for the period between the date of the amendment and maturity date, the Company also issued 29,419 shares issued as PIK interest that accrued on the Convertible Notes before the amendments. As a result, the Company issued Paseco a total of 198,439 shares of common stock as PIK interest when these amendments were signed in February 2023, but such shares were priced as of December 30, 2022 ($1.03). 41 The Form 8-K filed on February 23, 2023 was made after the market closed, so the closing price on such date ($1.09) did not reflect the information included in this Form 8-K. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 41 of 108 Page ID #:41

37 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 market was informed of the maturity extension, Paseco would have received 182,493 shares,42 meaning that Paseco received 15,946 ill-gotten shares as PIK interest,43 all of which should be disgorged to the Company and none of which should be counted (either directly or by proxy or for purposes of a quorum or the votes cast on any proposal) at the Special Meeting. IV. The concealment of the shares issued to Paseco in violation of SEC disclosure regulations. 49. Renovaro has consistently contravened Item 701 of Regulation S-K44 by failing to disclose the issuance of common stock to Paseco or Abildgaard in exchange for consulting services and the issuance of common stock to Paseco as PIK interest as required in the Company's 1934 Act reports.45 Since none of these issuances were 42 At a per share price of $1.03, the PIK interest attributable to the 198,439 shares of common stock was $204,392.17 (198,439 * $1.03). Had the shares been priced after the announcement of the maturity extension, the number of shares would have been 182,493 ($204,392.17/$1.12 = 182,493). 43 198,439 ? 182,493 = 15,946. 44 See 17 CFR § 229.701, Recent sales of unregistered securities. 45 These issuances were disclosed in the notes to the Company's financial statements, but that disclosure does not satisfy the specific disclosure requirements imposed by Item 701 of Regulation S-K. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 42 of 108 Page ID #:42

38 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 registered with the SEC under the 1933 Act,46 unless reported in a Form 8-K,47 they were required to be disclosed as an unregistered sale of equity securities in the Form 10-Q48 for the fiscal quarter during which the shares were issued or, if issued during the fourth fiscal quarter, the applicable Form 10-K.49 50. The Company has never disclosed the issuance of the shares of common stock to Paseco or Abildgaard in exchange for consulting services or the issuance of the shares of common stock to Paseco as PIK interest in a Form 8-K, Form 10-Q or 46 Any shares issued to Paseco or Abildgaard in exchange for consulting services could not have been registered under the Company's Form S-8 registration statements because (a) in the case of Paseco, such form is only available to register issuances to consultants or advisors who are natural persons; and (b) in the case of Paseco or Abildgaard, such form is not available for services that directly or indirectly promote the registrant's securities. Upon information and belief, the consulting services provided by Paseco and Abildgaard have directly or indirectly promoted the Company's stock. Such information and belief are based upon (a) an email from Dybul on March 28, 2022 to Sindlev and other directors on the Board requesting input on prospective agents to introduce investors in which Dybul compares Abildgaard's compensation in restricted stock units (RSUs) to others seeking transaction compensation "based on the value of any investment" and alluding to the fact that H.C. Wainwright & Co. had a right of first refusal to act as placement agent; (b) an email from Abildgaard to Wittekind on February 23, 2022 in which Abildgaard writes "[w]e are working with our investors to secure the value of [Renovaro] on Nasdaq. We are in contact with potential investors on the coming funding . . . (emphasis added); and (c) Paseco's history of being compensated for consulting services and allocating such shares to its "designees" (see clause (c) of footnote 21). 47 See Item 3.02 of Form 8-K. Since the Company is a smaller reporting company, unregistered sales of equity securities do not need to be reported on a Form 8-K unless the number of shares exceeds 5% of the shares outstanding. 48 See Instructions to Form 10-Q?Part II. Item 2. 49 See Instructions to Form 10-K?Part II. Item 5(a). Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 43 of 108 Page ID #:43

39 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Form 10-K. Clause (a) of Item 701 of Regulation S-K provides "[a]s to any such securities not publicly offered, name the persons or identify the class of persons to whom the securities were sold" and clause (c) of Item 701 of Regulation S-K provides "[a]s to any securities sold otherwise than for cash, state the nature of the transaction and the nature and aggregate amount of consideration received by the registrant." Upon information and belief, the Company, counseled by K&L Gates and Parker, did not disclose (a) the issuance of shares of common stock to Paseco or Abildgaard in exchange for consulting services in accordance with Item 701 of Regulation S-K to conceal the identity of Paseco or Abildgaard as the recipient and to conceal the nature of the consulting services and exploitation of MNPI; or (b) the issuance of the shares of common stock to Paseco as PIK interest to conceal the inadequate consideration (sometimes no consideration) and exploitation of MNPI.50 These violations of SEC disclosure regulations were part of the deceptive scheme in violation of Rules 10b-5(a) and (c) under the 1934 Act designed to conceal the exploitation of MNPI, corporate waste, and breaches of the Board's fiduciary duties under Delaware law. V. The ill-gotten shares of common stock issued to Abildgaard and/or Paseco upon conversion of RSUs. 51. According to the Company's Form 10-K filed with the SEC on February 27, 2023, "on February 18, 2021 there were 35,000 [RSUs] that immediately vested 50 Such information and belief are based upon the fact that these transactions were disclosed in the footnotes to the Company's financial statements, but the identity of Paseco or Abildgaard and the nature of the consulting services were concealed. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 44 of 108 Page ID #:44

40 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 and were converted into shares of common stock in exchange for consulting services valued at $147,000."51 Based upon the closing price of Renovaro's common stock on February 18, 2021 ($4.20), there were 35,000 shares of common stock issued to the unnamed consultant on such date ($147,000/$4.20 = 35,000). 52. According to the Company's Form 10-K filed with the SEC on October 2, 2023, "on December 28, 2021 there were 35,000 [RSUs] that immediately vested and were converted into shares of common stock in exchange for consulting services valued at $252,350."52 Based upon the closing price of the common stock on December 28, 2021 ($7.21), there were 35,000 shares of common stock issued to the unnamed consultant on such date ($252,350/$7.21 = 35,000). 53. On information and belief, the 35,000 shares of common stock issued on February 18, 2021 and the 35,000 shares of common stock issued on December 28, 2021 were issued to Paseco and/or Abildgaard. This information and belief are based upon an email from Dybul on March 28, 2022 in which Dybul states "ole [Abildgaard]'s comp is 35k rsu/year" and states it was "much less" than other third parties with whom Dybul was communicating about being compensated for introducing investors to the Company.53 51 See the Company's Form 10-K filed with the SEC on February 27, 2023 at p. F-25. 52 See the Company's Form 10-K filed with the SEC on October 2, 2023, at p. F-23. 53 This email also referenced a right of first refusal for "hcw" (a reference to H.C. Wainwright) to act as placement agent. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 45 of 108 Page ID #:45

41 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 54. Under the terms of the Company's 2019 Equity Incentive Plan (2019 Plan),54 a consultant or advisor is only eligible to receive an award (including, without limitation RSUs) if such consultant or advisor "qualifies as a consultant or advisor . . . under Form S-8 (during any period in which the Company is subject to the reporting requirements of the Exchange Act).55 The Company was subject to the reporting requirements under the 1934 Act as of February 18, 2021 and December 28, 2021 (the dates the RSUs vested and were converted into shares of common stock). Form S-8 is not available for consultants or advisors if, among other things, the services "directly or indirectly promote or maintain a market for the registrant's securities."56 55. Upon information and belief, the consulting services provided by Paseco and/or Abildgaard in exchange for the RSUs directly or indirectly promoted the Company's stock. This information and belief are based upon (a) Dybul's email comparing Abildgaard's compensation of 35,000 RSUs per year to others seeking to introduce investors to the Company in exchange for compensation; and (b) an email from Abildgaard to Wittekind on February 23, 2022 in which Abildgaard writes "[w]e are working with our investors to secure the value of [Renovaro] on Nasdaq. We are in contact with potential investors on the coming funding . . ." (emphasis added). 54 The 2019 Plan became effective on December 12, 2019. 55 See Enochian Biosciences, Inc. Equity Incentive Plan, attached as Exhibit 10.2 to the Company's Form 10-K filed with the SEC on October 2, 2023 (§ 2, definitions of "Consultant" and "Service Provider"). 56 See Form S-8?General Instructions?Rule as to Use of Form S-8: 1(a)(1)(iii). Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 46 of 108 Page ID #:46

42 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 56. The RSUs issued to Paseco and/or Abildgaard and the shares of common stock issued to Paseco or Abildgaard upon conversion of the RSUs violated Rules 10b-5(a) and (c) under the 1934 Act and resulted, in part, from breaches of the Board's fiduciary duties (or the fiduciary duties of the directors serving on the Compensation Committee of the Board) because the terms of the 2019 Plan approved by the Board and the Company's stockholders expressly provided that awards thereunder, including RSUs, could not be issued to consultants in exchange for services that directly or indirectly promoted the Company's stock. The Board (including Sindlev) (or the Compensation Committee of the Board) either knew or was reckless in not knowing that Paseco and Abildgaard were directly or indirectly promoting the Company's stock. The 70,000 ill-gotten shares of common stock upon conversion of the RSUs (or cash in an amount equal to the value of such shares, plus interest) should be disgorged to the Company, and none of these shares should be counted (either directly or by proxy and either for purposes of a quorum or the votes cast on any proposal) at the Special Meeting. 57. Upon information and belief, K&L Gates and Parker were aware of the terms of the 2019 Plan and were also aware that Paseco and Abildgaard were directly or indirectly promoting the Company's stock. This information and belief are based upon (a) the fact that K&L Gates delivered a legal opinion with the Company's Form S-8 registration statement filed with the SEC on December 13, 2021 in which K&L Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 47 of 108 Page ID #:47

43 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Gates stated that it had "examined and relied on" among other things, the 2019 Plan;57 and (b) the fact that Parker was copied on Dybul's March 28, 2022 email comparing Abildgaard's compensation of 35,000 RSUs per year to other parties seeking compensation to introduce investors to the Company (i.e., to promote the stock). As a result, K&L Gates and Parker directly participated in the violations of Rules 10b-5(a) and (c) under the 1934 Act and the breaches of fiduciary duties by the Board (or the directors serving on the Compensation Committee of the Board). VI. The wink-and-nod scheme with Lincoln Park. 58. The Board (including Sindlev), K&L Gates, and Parker started facilitating the exploitation of Renovaro's MNPI long before the negotiations with GEDi Cube. On July 8, 2020 the Company entered a $20,000,000 equity line of credit with Lincoln Park (2020 Lincoln Park ELOC).58 On its face, the 2020 Lincoln Park ELOC purported to provide Renovaro with immediate access to liquidity by giving the Company the unilateral right to sell shares of common stock to Lincoln Park from time to time over the term of the 2020 Lincon Park ELOC. But rather than use the 2020 Lincoln Park ELOC to satisfy Company liquidity needs, the Board (including Sindlev and particularly Dybul), K&L Gates, and Parker used it to facilitate a wink-and-nod scheme where the Company would only sell shares of common stock to Lincoln Park 57 See Exhibit 5.1 to the Company's Form S-8 Registration Statement filed with the SEC on December 13, 2021. 58 See the Company's Form 8-K filed with the SEC on July 14, 2020. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 48 of 108 Page ID #:48

44 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 immediately ahead of the release of positive MNPI to ensure Lincoln Park made a profit. This scheme violated Rules 10b-5(a) and (c) under the 1934 Act. In exchange for this untoward accommodation, the purported access to liquidity helped the Company elude a "going concern" qualification in the annual audit report on the Company's financial statements for the years ended June 30, 2020 and June 30, 2021.59 59. Although K&L Gates and Parker were acting as legal counsel to Renovaro on paper, they brokered (and therefore directly participated in) the wink-and-nod scheme on behalf of the Company and their longtime client Lincoln Park.60 The Board (including Sindlev) was made aware of the egregious conflict of interest that K&L Gates and Parker had with Lincoln Park,61 yet the Board still retained K&L Gates and Parker to "represent" the Company in the 2020 Lincoln Park ELOC to take advantage of the scheme. The Board's waiver of the conflict of interest that K&L Gates and Parker had with Lincoln Park was a blatant violation of the Company's code of ethics and a 59 See the Company's Form 10-K filed with the SEC on September 23, 2020, at p. F-2, and the Company's Form 10-K filed with the SEC on September 24, 2021, at p. F-2. 60 According to SEC filings, in 2020 alone, Lincoln Park signed thirty-three (33) equity line of credit transactions. K&L Gates and Parker represented Lincoln Park in twenty-three (23) of them. According to K&L Gates, Parker had worked with Lincoln Park for over 15 years at the time of the 2020 Lincoln Park ELOC (see footnote 61 below). 61 In a letter dated August 4, 2023, Christopher Valente of K&L Gates wrote that a slide deck provided to the Board on July 2, 2020 "expressly disclosed that ?Lincoln Park Capital is an investment group that Clay [Parker] has worked with for over 15 years.'" Mr. Valente's August 4, 2023 letter also stated that "in addition to the above described disclosures, K&L Gates also obtained appropriate written waivers and consents from [the Company] and Lincoln Park in connection with both [the 2020 Lincoln Park ELOC and the 2023 Lincoln Park ELOC]." Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 49 of 108 Page ID #:49

45 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 breach of the Board's fiduciary duty under Delaware law.62 The fact that the Board was made aware of the conflict and decided to waive it without an ethical wall or ethical screen within K&L Gates to prevent Parker and the lawyers working under his supervision from exploiting the conflict to benefit Lincoln Park, all in violation of Renovaro's code of ethics, is evidence that the Board was complicit in the wink and nod scheme. 60. On December 23, 2020, Dybul sent an email to the Board (including Sindlev), Abildgaard, Parker, K&L Gates attorney John Scarborough (Scarborough), and others confirming that (a) the 2020 Lincoln Park ELOC was attributable to Parker's relationship with Lincoln Park, and (b) the utility of 2020 Lincoln Park ELOC was to avoid a going concern qualification.63 61. Further evidence that the 2020 Lincoln Park ELOC was a wink-and-nod scheme as opposed to an arms' length financing transaction is that Lincoln Park was 62 See Exhibit 14.1 to the Company's Form 10-K/A filed with the SEC on October 29, 2018 (§10. Conflicts of Interest. "The Company employees, officers and directors should avoid all potential conflicts of interest or situations that give the appearance of such conflict of interest.") Each director and officer of the Company, as well as K&L Gates and Parker, were subject to this code of ethics (§1. General Policy. "Each Company employee, officer and director, as well as agents and contractors working on behalf of the Company, must work to comply with the policies set forth in this Code of Ethics and Conduct (the "Code"). All employees, officers and directors should review this Code and make sure that these policies guide their actions.") (emphasis added). 63 Dybul's December 23, 2020 email reads, in pertinent part "[a]s you know, thanks to Clay's contacts, we secured a $20 million ?equity line' through LPC, effectively protecting us from being designated as a going concern for a while." Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 50 of 108 Page ID #:50

46 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 ostensibly without counsel, a gross deviation from Lincoln Park's ordinary practice. According to SEC filings, of the 33 equity line of credit transactions that Lincoln Park signed in 2020, it had its own legal counsel in 32 of them. The lone outlier: the 2020 Lincoln Park ELOC in which K&L Gates and Parker "represented" the Company. 62. What transpired after the 2020 Lincoln Park ELOC substantiates that the 2023 Lincoln Park ELOC was not only a deceptive scheme that violated Rules 10b-5(a) and (c) but also resulted in corporate waste facilitated by breaches of the Board's fiduciary duties under Delaware law. Despite dangerously low cash balances during the eight-month period following the signing of the 2020 Lincoln Park ELOC,64 Renovaro did not draw on 2020 Lincoln Park ELOC until June 11, 2021, when it sold 50,000 shares of common stock to Lincoln Park at $4.057 per share and committed to sell 150,000 shares of common stock to Lincoln Park on June 14, 2021 at the closing price on such date ($6.79 per share).65 Not only was this almost a year after the 64 The Company's total cash balance was less than $1,000,000 before it received $3,260,800 in private placement proceeds on March 24, 2021 and March 31, 2021 (the Company's total cash balance was $4,526,284 as of March 31, 2021). See the Company's Form 10-Q filed with the SEC on May 17, 2021, at pp. 2 & 16. 65 Although the Company's Form 10-K filed with the SEC on September 24, 2021 discloses that the Company sold 50,000 shares of common stock to Lincoln Park on June 11, 2021 at "an average price of $4.057 per share" and 150,000 shares of common stock to Lincoln Park on June 14, 2021 "at an average price of $6.79 per share," the formulae in the 2020 Lincoln Park ELOC and the closing prices of the common stock between May 27, 2021 and June 14, 2021 substantiate that these shares were sold at the actual prices referenced, not average prices. See Form 10-K filed with the SEC on September 24, 2021, at p. F-22; see also Exhibit 4.1 to the Company's Form 8-K filed with the SEC on July 14, 2020 (§§ 2(a) and 2(b) and the definitions of "Accelerated Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 51 of 108 Page ID #:51

47 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Company was eligible to start selling shares for liquidity, it was one business day before the Company issued a June 14, 2021 press release entitled "Enochian BioSciences Announces FDA Acceptance of Pre-IND Request for Potential HIV Cure" and another press release announcing a $29 million registered direct offering (RDO) through H.C. Wainwright & Co. These announcements triggered a spike in the market price on Monday June 14, 2021, reaching a high of $12.99 with trading volume soaring to 105,815,200 shares, an astounding 162,447% increase from the preceding business day on June 11, 2021. 63. Dybul teed-up the explosive press release on the potential HIV cure in an email the morning of Thursday, June 10, 2021, emphasizing it was planned for release on the morning of Monday June 14, 2021 before the market opened.66 On Sunday, June 13, 2021, Dybul circulated the final press release to the Board, confirming that the attached press release "will be issued tomorrow [Monday, June 14, 2021] pre-market." Board member Sapirstein responded: "Looks great. Fingers crossed that we get that pop in the stock that the company needs." 64. The Registration Rights Agreement governing the 2020 Lincoln Park ELOC afforded Renovaro the right to suspend sales to Lincoln Park (and suspend Purchase Date," "Accelerated Purchase Period", "Purchase Notice," and "Purchase Date," in §§ 1((a), (b), (w) and (x)). 66 Dybul's email attached a draft of the press release with the opening line "we would like to release this monday pre-opening of market." Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 52 of 108 Page ID #:52

48 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 resales by Lincoln Park) while the Company was in possession of MNPI,67 but the Company did the opposite by selling shares to Lincoln Park on Friday June 11, 2021 and June 14, 2021 at prices the Board (including Sindlev), K&L Gates, and Parker knew or were reckless in not knowing would skyrocket after the Monday morning announcement. This facilitated the exploitation of MNPI in violation of Rules 10b-5(a) and (c) under the 1934 Act and constituted corporate waste resulting from a breach of the Board's fiduciary duties under Delaware law, unjustly enriching Lincoln Park by allowing it to buy shares at prices that the Board, K&L Gates, Parker, and Lincoln Park knew or were reckless in not knowing would substantially increase upon the planned announcement the morning of June 14, 2021. 65. The trading bonanza that occurred on June 14, 2021 put Lincoln Park in a position to sell up to 339,56768 shares of common stock for gross proceeds of up to $4,410,97569 and a potential ill-gotten profit of up to $3,189,625.70 In its Form 10-K filed with the SEC on September 24, 2021, the Company, K&L Gates, and Parker 67 See Exhibit 10.1 to the Company's Form 8-K filed with the SEC on July 14, 2020 (§§ 3(g)(iii) and 3(n)). 68 In addition to the 50,000 shares sold to Lincoln Park on June 11, 2021 and the 150,000 shares sold to Lincoln Park on June 14, 2021, the Company issued 139,567 "commitment shares" to Lincoln Park when the 2020 Lincoln Park ELOC was entered. 69 Calculated as 339,567 * $12.99 = $4,410,975. 70 Calculated as the maximum gross proceeds ($4,410,975) minus the purchase price for the 50,000 shares (50,000 * $4.057 = $202,850) minus the purchase price for the 150,000 shares (150,000 * $6.79 = $1,018,500). $4,410,975 - $202,850 - $1,018,500 = $3,189,625. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 53 of 108 Page ID #:53

49 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 attempted to obscure the details of these transactions by disclosing that the prices for the shares sold to Lincoln Park on June 11, 2021 and June 14, 2021 were "averages."71 This was misleading. The formulae for calculating the purchase prices contained in the 2020 Lincoln Park ELOC and the closing prices of the common stock during the period commencing 10 trading days before June 11, 2021 and ending on June 14, 2021 substantiate that the $4.057 price for the 50,000 shares sold to Lincoln Park on June 11, 2021 and the $6.79 price for the 150,000 shares sold to Lincoln Park on June 14, 2021 were actual prices, not average prices. 66. Renovaro, K&L Gates, and Parker went a step further when the Company filed its Form 10-K for the year ended June 30, 2022, omitting the dates and prices completely, instead disclosing only that "[i]n June 2021 the Company issued 200,000 shares of Common Stock at an average price of $5.42 per share pursuant to the Purchase Agreement with Lincoln Park for total proceeds to the Company of $1,221,350."72 This misleading disclosure was an obvious attempt to obscure the wink-and-nod scheme. 67. Further evidence of the scheme exists. On January 27, 2021, Dybul sent an email to Sindlev, Abildgaard, the Company's Chief Financial Officer (Luisa Puche), Parker, and Scarborough, suggesting Renovaro sell shares to Lincoln Park the morning 71 See the Company's Form 10-K filed with the SEC on September 24, 2021, at p. F-22. 72 See the Company's Form 10-K filed with the SEC on February 27, 2023, at p. F-25. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 54 of 108 Page ID #:54

50 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 of an upcoming press release and instructing Puche to schedule a call with Lincoln Park to coordinate. Dybul invited Sindlev and Abildgaard to join the call.73 Under the 2020 Lincoln Park ELOC, all that is required for a sale of shares is the Company's unilateral delivery of a written purchase notice to Lincoln Park.74 Dybul's email also seems to assume that a wink and nod alerting Lincoln Park to an upcoming positive press release was permissible so long as the contents were not disclosed. This is, of course, erroneous, in that any advance notice of a positive press release expected to increase the market price of the shares constitutes MNPI even if the contents of the release are not divulged.75 The purchase agreement governing the 2020 Lincoln Park ELOC expressly provided "neither the Company nor any Person acting on its behalf shall 73 Dybul's email states, in pertinent part, "lpc [Lincoln Park Capital] has been suggesting that we ?test out' the sale of some shares. Setting that up for the morning of the release might be worthwhile. . . Luisa, please set up a call with lpc to go over options including the accelerator possibility (without telling them why of course). Perhaps rene [Sindlev] and ole [Abildgaard] would want to join? Please let us know." 74 See Exhibit 4.1 to the Company's Form 8-K filed with the SEC on July 14, 2020 (§§ 2(a) and (b)). 75 See Report of Investigation Pursuant to Section 21(a) of the Securities Exchange Act of 1934: Mororola, Inc. Securities Exchange Act of 1934 Release No. 46898 / November 25, 2002 ("Although Regulation FD does not prohibit private discussions between investor relations officers and analysts, it does prohibit communication of material, nonpublic information during those discussions. . . Moreover, this is not a case where the topic came up unexpectedly during a discussion with an analyst over other issues. The IR Director deliberatively initiated a series of telephone calls to analysts specifically to bring this information to their attention. . . Issuers may not evade the public disclosure requirements of Regulation FD by using ?code' words or ?winks and nods' to convey material nonpublic information during private conversations.") (emphasis added). Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 55 of 108 Page ID #:55

51 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 provide [Lincoln Park] or its agents or counsel with any information that constitutes or may reasonably be considered to be material, nonpublic information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD."76 (Emphasis added). The planned phone call to alert Lincoln Park to a positive press release in connection with a sale of common stock to Lincoln Park under the 2020 Lincoln Park ELOC shows that the Board (including Sindlev and Dybul), Abildgaard, K&L Gates, and Parker were ignoring this covenant behind the scenes. 68. If the 2020 Lincoln Park ELOC were an arms' length financing arrangement, Renovaro would have merely sent a written notice to Lincoln Park with the number of shares to be sold and the applicable price(s) in the manner provided for in the 2020 Lincoln Park ELOC purchase agreement (defined in the purchase agreement governing the 2020 Lincoln Park ELOC as a "Purchase Notice"). An email suggesting coordination of a sale of shares with a positive news announcement and a suggestion to schedule a call with Lincoln Park to "discuss options" is a hallmark of the scheme. 69. Another email by Dybul evidences the coordination of sales to Lincoln Park with a positive news announcement. On September 21, 2021, Dybul sent an email 76 See Exhibit 4.1 to the Company's Form 8-K filed with the SEC on July 14, 2020 (§ 5(g)). Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 56 of 108 Page ID #:56

52 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 to the Board (including Sindlev), copying Parker and attaching a press release stating: "[a]ttached please find the press release regarding the fda's pre-ind written comments. We are positioned to use lpc [Lincoln Park Capital] if the market responds ?exuberantly.'" Once again, the focus is on timing sales to Lincoln Park around positive press releases as opposed to obtaining liquidity to fund operations. The price for a so-called "regular purchase" under the 2020 Lincoln Park ELOC is calculated based upon the closing price(s) of the common stock before the applicable Purchase Notice is required to be delivered after the market closes at 4:00 pm (see footnote 65), so the liquidity (i.e., the gross sale proceeds to Renovaro) for a regular purchase would not change even if the market reacted "exuberantly." However, an exuberant market reaction would certainly increase the profit for Lincoln Park. On top of all of this, the conduct and the circumstances surrounding the emails Dybul sent on September 21, 2021 and January 21, 2021 (see ¶ 67 above) were also gross violations of Renovaro's Insider Trading Policy as effective from the date of September 21, 2020. Section I of that Insider Trading Policy expressly provides "[n]o one in the Company should initiate publicity for the purpose of or that may have the effect of influencing the price of the Company's securities." All of the directors (including Dybul and Sindlev), as well as Parker and Scarborough, received a copy of this version of the Insider Trading Policy from Puche on February 23, 2021. 70. A final example of this scheme comes from Plaintiffs' efforts to obtain Renovaro documents from a properly served books and records demand under Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 57 of 108 Page ID #:57

53 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Delaware General Corporation Law § 220 (§ 220 Demand), which allows Stockholders to investigate corporate waste, mismanagement, and wrongdoing. The express terms of the 2020 Lincoln Park ELOC required the Company to send Lincoln Park "Purchase Notices" after 4:00 p.m. on the effective date. In an August 23, 2023 § 220 Demand, Plaintiffs asked the Company to produce all such Purchase Notices sent to Lincoln Park under the 2020 Lincoln Park ELOC. Represented by K&L Gates and Parker, the Company admitted that "no purchase notices exist," only "confirmations of purchase," and agreed to produce (among other documents) all Lincoln Park "confirmations of purchase" no later than September 13, 2023. About 24 hours later, K&L Gates reneged on its representations and, on behalf of Renovaro, refused to produce any documents in response to the § 220 Demand, except for the minutes of the telephonic Board meeting that occurred on June 14, 2021. Renovaro's use of after-the-fact "confirmations of purchase" (rather than Purchase Notices, as required by agreement with Lincoln Park) is further evidence that the terms of the 2020 Lincoln Park ELOC were not being followed and also raises a question about whether the Company waited to see whether there was a surge in the stock price after announcements of positive MNPI and only then backdated the "confirmations of purchase" to justify the lower, pre-announcement share price. Either way, this scheme violated Rules 10b-5(a) and (c) under the 1934 Act. VII. K&L Gates and Parker have a conflict of interest in representing Renovaro due to their representation of Sindlev, RS Group, RS Bio, Abildgaard, and Paseco in matters relating to Renovaro. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 58 of 108 Page ID #:58

54 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 71. K&L Gates' and Parker's conflicts do not end with Lincoln Park. Though they are counsel for Renovaro, upon information and belief, they are also principal outside counsel for Sindlev, RS Group, RS Bio, Abildgaard, and Paseco in matters relating to the Company. These simultaneous representations created a conflict with K&L Gates and Parker's fiduciary obligations to the Company and its stockholders. For example, K&L Gates and Parker represented and advised (a) Sindlev, RS Group and RS Arving ApS (another Danish company controlled by Sindlev) in transactions involving Renovaro's stock (with Parker holding cash in escrow on behalf of RS Arving) for which agreements were signed on May 18, 2022; and (b) Abildgaard and Paseco in (i) a purchase of Renovaro common stock from Gumrukcu Health LLC pursuant to a Stock Purchase Agreement that was signed on February 16, 2018; and (ii) a $500,000 loan made pursuant to a promissory note dated September 26, 2019 payable by Seraph Research Institute payable to Paseco A/S . The Board's failure to address these conflicts of interest was a violation of the Company's code of ethics and a breach of the Board's fiduciary duty under Delaware law which allowed K&L Gates and Parker to exploit the conflicts at the expense of Renovaro and its stockholders. As mentioned above (see ¶ 59), the Board could have addressed the conflicts by retaining independent legal counsel or at least implementing an ethical wall or ethical screen within K&L Gates to prevent Parker and the lawyers working under his supervision (including Scarborough) from exploiting the conflicts of interest. The Board's failure to take these actions not only violated Renovaro's code of ethics, but is evidence they Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 59 of 108 Page ID #:59

55 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 were complicit in the exploitation of the conflicts at the expense of Renovaro and its stockholders.77 VIII. False and misleading statements and material omissions in the Proxy Statement. 72. The Proxy Statement, as supplemented by the Proxy Statement Supplement, violates Section 14(a) of the 1934 Act and Rule 14a-9 promulgated thereunder because it contains false and misleading statements and omits material information necessary to make the statements contained therein, under the circumstances in which they were made, not misleading. A. The fairness opinion. 73. Section 5.29 of the Stock Purchase Agreement provides "[Renovaro] will use its commercially reasonable efforts to cause an investment bank to issue to [Renovaro] an opinion to the effect that, as of the Closing Date, the consideration to be 77 This disturbing complicity continues today. The Proxy Statement, as supplemented by the Proxy Statement Supplement, is rife with material omissions concealing information that benefits Sindlev and Abildgaard, including omission of (a) the automatic conversion of the Series A Preferred Stock (which give RS Bio and Paseco super voting rights and a liquidation preference of $7.13 per share); (b) Abildgaard's sole voting power and sole dispositive power over the securities held by Paseco; and (c) stock compensation to Paseco for unspecified "consulting services" in connection with the LOI and the Stock Purchase Agreement. Upon information and belief, K&L Gates and Parker have counseled Renovaro in preparing and disseminating the Proxy Statement and the Proxy Statement Supplement (see footnote 18), so the aforementioned omissions benefitting Sindlev and Abildgaard is evidence that K&L Gates and Parker continue to exploit the conflicts with impunity. The Board's decision to hold the Special Meeting at the Miami office of K&L Gates (where Parker works) is emblematic of this rot that makes a mockery of the Company's code of ethics. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 60 of 108 Page ID #:60

56 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 paid to the Sellers pursuant to the terms of [the Stock Purchase Agreement] is fair, from a financial point of view, to Renovaro." In addition, Section 7.29 of the Stock Purchase Agreement provides that it is a condition to Renovaro's obligation to close (unless waived in writing by Renovaro) "that the board of directors of [Renovaro] shall have received an opinion from an investment bank to the effect that, as of the Closing Date, the consideration to be paid to the Sellers pursuant to the terms of [the Stock Purchase Agreement] is fair, from a financial point of view, to [Renovaro]." 74. Although the Proxy Statement expressly described each other covenant78 and each other condition79 contained in the Stock Purchase Agreement, it omitted any mention of the fairness opinion covenant contained in Section 5.29 of the Stock Purchase Agreement or the fairness opinion condition contained in Section 7.29 of the Stock Purchase Agreement. 75. According to the Proxy Statement Supplement, on January 10, 2024, over three months after the Stock Purchase Agreement was signed, the Board determined that "due to the lack of financial projections regarding GEDi Cube, a fairness opinion would not be meaningful and directed Renovaro management to waive the closing condition." This disclosure, and the other disclosures in the Proxy Statement Supplement, when read together with the disclosures in the Proxy Statement, omit 78 See Proxy Statement, at pp. 67-69. 79 See Proxy Statement, at pp. 71-73. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 61 of 108 Page ID #:61

57 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 material information related to the fairness opinion that is necessary to make the disclosures in the Proxy Statement, as supplemented by the Proxy Statement Supplement, under the circumstances in which such disclosures were made, not misleading, violations of Section 14(a) of the 1934 Act and Rule 14a-9 thereunder. B. The eleventh-hour waiver of the fairness opinion condition under the Stock Purchase Agreement. 76. The Proxy Statement Supplement states that Renovaro received demand letters from "10 purported stockholders . . . relating to the disclosures in the Proxy Statement." To address the demands, the Company disclosed the following (with new text underlined): 77. On page 57 of the Proxy Statement, paragraph 5, the section entitled "The Transaction-Background of the Transaction," now reads: On September 27, 2023, the Renovaro Board held a meeting at which members of Renovaro management and representatives of K&L were present. Representatives from K&L reviewed with members of the Renovaro Board the status of due diligence and the status of the negotiations on the definitive agreement . . . . The Renovaro Board asked questions and provided feedback and direction to Renovaro management on these matters. Dr. Dybul provided a summary to the Renovaro Board of the information contained in a valuation report which GEDi Cube obtained on the valuation of itself, which was prepared for GEDi based on information provided by GEDi. The valuation report estimated the value of GEDi to be $225 million, but due to the fact that GEDi generated no revenue and had no projections, the Renovaro Board did not give any weight to the valuation as it was calculated based on a comparison to just one prior transaction in the market. Dr. Dybul also provided a summary of the conclusions of the Due Diligence Report. Dr. Dybul reported that the consultant who prepared the report had confidence in the viability and the potential for commercialization of GEDi Cube's technology and platform. The Renovaro Board asked questions of Dr. Dybul regarding these diligence matters and ultimately Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 62 of 108 Page ID #:62

58 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 determined that it had a basis to move forward with the transaction given the timing and financial constraints facing the Company in the short-term. Representatives of K&L then discussed, in response to questions from the Renovaro Board, certain financial terms of the Stock Purchase Agreement (including the 50%/50% split of the ownership of the post-closing combined entity and the possible change in the Renovaro stock price between signing of the LOI and closing). After discussion, the Renovaro Board directed management to continue negotiation of the Stock Purchase Agreement and that the Renovaro Board would reconvene to consider the revised definitive agreement [bold emphasis added]. 78. On page 57 of the Proxy Statement, in the section entitled "The Transaction-Background of the Transaction," the following new paragraph was added at the end of such section: On January 10, 2024 [seven days after issuing the Proxy Statement, in which the fairness opinion was not mentioned at all], the Renovaro Board held a meeting at which members of Renovaro management and representatives of K&L were present. Representatives from K&L reviewed with members of the Renovaro Board the closing condition that the Renovaro Board receive a fairness opinion from an investment bank as to the consideration being paid in the Transaction. The Renovaro Board determined that due to the lack of financial projections regarding GEDi Cube, a fairness opinion would not be meaningful and directed Renovaro management to waive the closing condition [bold emphasis added]. 79. The new disclosures in the Proxy Statement Supplement raise more questions than answers related to the fairness opinion. 80. On September 27, 2023 (one day before Stock Purchase Agreement was signed), the Board disregarded GEDi Cube's valuation report (estimating GEDi Cube's value at $225 million) because GEDi Cube generated no revenue and had no projections. The next day, on September 28, 2023, the Board unanimously approved Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 63 of 108 Page ID #:63

59 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 the Stock Purchase Agreement, which included: (a) a covenant for Renovaro to use commercially reasonable efforts to obtain a fairness opinion (Section 5.29 of the Stock Purchase Agreement) and (b) a condition to Renovaro's obligation to close that the Board receive a fairness opinion (Section 7.29 of the Stock Purchase Agreement). 81. Between September 28, 2023 (the date the Stock Purchase Agreement was signed) and January 3, 2024 (the date of the Proxy Statement), Renovaro not only failed to obtain a fairness opinion, but according to the Proxy Statement Supplement, the Board only considered the fairness opinion on January 10, 2024 (one week after the Proxy Statement, 15 days before the Special Meeting) because of stockholder complaints. The Board, with the counseling of K&L Gates, directed Renovaro management to waive the fairness opinion closing condition because "lack of financial projections regarding GEDi Cube" would render any fairness opinion "not meaningful." But this exact information (lack of projections) was, according to the Proxy Statement Supplement, communicated to the Board on September 27, 2023, and yet the covenant to use commercially reasonable efforts to obtain a fairness opinion and the condition to receive one were included in the Stock Purchase Agreement when it was unanimously approved by the Board and signed by Renovaro the next day. It defies logic that the lack of projections would form the basis of a Board decision to waive the condition on January 10, 2024, over three months after the Stock Purchase Agreement was signed, when (a) the Board was informed of the lack of projections when it met to consider the Stock Purchase Agreement on September 27, 2023 and (b) Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 64 of 108 Page ID #:64

60 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 the following day, the Board unanimously approved the Stock Purchase Agreement that included (i) a covenant for Renovaro to use commercially reasonable efforts to obtain a fairness opinion and (ii) a closing condition that the Board receive a fairness opinion. The disclosures regarding the fairness opinion in the Proxy Statement Supplement, when read together with the Proxy Statement (including the description of the Stock Purchase Agreement contained therein), are materially misleading because they omit what actions were taken by the Board and Renovaro (if any) between the date the Stock Purchase Agreement was signed on September 28, 2023 and the date the Board instructed Renovaro management to waive the condition on January 10, 2024 with respect to the fairness opinion. 82. The omission of the information described above is material because of the substantial likelihood that a reasonable stockholder would consider the omitted information important in deciding how to vote at the Special Meeting with respect to Proposal 1: Approval of the Issuance of Common Stock in the Transaction Nasdaq Listing Rule 5635 and Proposal 2: Approval of Amendment to Renovaro's Certificate of Incorporation to Increase the Number of Authorized Common Shares of Renovaro. C. The covenant to use commercially reasonable efforts to obtain a fairness opinion. 83. Neither the Proxy Statement nor the Proxy Statement Supplement mention the covenant in Section 5.6 of the Stock Purchase Agreement, and there is no disclosure whatsoever about what steps (if any) Renovaro took to obtain a fairness opinion during the more than three-month period between the date the Stock Purchase Agreement was Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 65 of 108 Page ID #:65

61 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 signed on September 28, 2023 and the date the Board, after consulting with K&L Gates, instructed Renovaro management to waive the condition on January 10, 2024. These are material omissions that render the disclosures in the Proxy Statement, as supplemented by the Proxy Statement Supplement and under the circumstances in which such disclosures were made, materially misleading because of the substantial likelihood that a reasonable stockholder would consider the omitted information important in deciding how to vote on Proposal 1: Approval of the Issuance of Common Stock in the Transaction Nasdaq Listing Rule 5635 and Proposal 2: Approval of Amendment to Renovaro's Certificate of Incorporation to Increase the Number of Authorized Common Shares of Renovaro. D. The Board's reliance on hearsay from an unnamed consultant. 84. As referenced above, the Proxy Statement Supplement states that during the Board meeting held on September 27, 2023, in lieu of relying on a valuation report, the Board ultimately decided to rely on hearsay from Dybul "that the consultant who prepared the report had confidence in the viability of and the potential for commercialization of GEDi Cube's technology and platform." As a result of this disclosure in the Proxy Statement Supplement, the failure to identify the consultant and the failure to explain the basis for the Board's reliance on the hearsay reported by Dybul attributed to the unidentified consultant's "confidence" are material omissions that render the disclosures in the Proxy Statement, as supplemented by the Proxy Statement Supplement and under the circumstances in which such disclosures were made, Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 66 of 108 Page ID #:66

62 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 materially misleading because of the substantial likelihood that a reasonable stockholder would consider the omitted information important in deciding how to vote on Proposal 1: Approval of the Issuance of Common Stock in the Transaction Nasdaq Listing Rule 5635 and Proposal 2: Approval of Amendment to Renovaro's Certificate of Incorporation to Increase the Number of Authorized Common Shares of Renovaro. E. No disclosure about the power to vote the shares held by Paseco. 85. According to the table included the section of the Proxy Statement entitled "Principal Stockholders of Renovaro," Paseco beneficially owns 15.09% of Renovaro's outstanding common stock as of the Record Date.80 The paragraph preceding the table states "to Renovaro's knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them." This sentence is false and misleading as to Paseco. The footnote that corresponds to Paseco's ownership (footnote 14), does not disclose who has the power to vote and dispose of Paseco's shares. 86. The SEC regulation governing this disclosure, Item 403 of Regulation S-K,81 provides, in pertinent part, "[t]he registrant shall be deemed to know the contents of any statements filed with the Commission pursuant to section 13(d) or 13(g) of the 80 See Proxy Statement, at pp. 167-68. 81 See 17 CFR § 229.403. Security Ownership of certain beneficial owners and management. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 67 of 108 Page ID #:67

63 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Exchange Act." On October 6, 2023, Paseco and Abildgaard filed a Schedule 13G and Schedule 13G/A with the SEC pursuant to Section 13(g) of the 1934 Act disclosing that Abildgaard shares the power to vote and the power to dispose of the shares held by Paseco.82 Upon information and belief, Renovaro has actual knowledge that Abildgaard has the sole power to vote and the sole power to dispose of the shares owned by Paseco. However, even absent such actual knowledge, knowledge of the contents of the Schedule 13G and Schedule 13G/A filed by Paseco and Abildgaard on October 6, 2023 is imputed to Renovaro by virtue of Item 403 of Regulation S-K. This renders the sentence about Renovaro's knowledge of the persons who have the power to vote and dispose of Paseco's shares false and misleading. This false and misleading statement and the omission of the fact that Abildgaard has the sole power to vote and the sole power to dispose of the shares held by Paseco are material because there is a substantial likelihood that a reasonable stockholder would consider this information important in deciding how to vote at the Special Meeting on Proposal 4: Approval of Amendment to the Renovaro Biosciences Inc. 2023 Equity Incentive Plan to Authorize 5,000,000 Additional Shares. Upon information and belief, Paseco and/or Abildgaard 82 Even this disclosure is false and misleading because (a) according to the Schedule 13G and Schedule 13G/A filed on October 6, 2023, Abildgaard is the Chief Executive Officer and sole shareholder of Paseco; (b) there are no other individuals disclosed who share the right to vote or dispose of the shares owned by Paseco; and (c) according to the Company's Form 10-K filed with the SEC on March 31, 2015, "the voting and disposition of the shares owned by Paseco . . . are controlled by Ole Abildgaard." Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 68 of 108 Page ID #:68

64 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 have received restricted stock and restricted stock units (RSUs) under the Company's equity incentive plans and Paseco has received shares of common stock under the Company's equity incentive plans,83 leaving less equity for the Company's rank and file executive officers and employees. F. Material omissions about the automatic conversion of the Series A Preferred stock immediately before the closing under the Stock Purchase Agreement. 87. According to the Proxy Statement, the 561,010 shares of Series A Preferred Stock will remain issued and outstanding after the closing under the Stock Purchase Agreement and the 5,610,100 shares of common stock issuable upon conversion of the Series A Preferred Stock are included in the breakdown of Earn-Out Shares issuable upon conversion of Renovaro's derivative securities.84 The Proxy Statement, as supplemented by the Proxy Statement Supplement, omits material information in that it does not disclose that, under the Certificate of Designations that governs the Series A Preferred Stock, such shares will automatically convert into 5,610,100 shares of common stock immediately prior to the closing under the Stock Purchase Agreement, which will result in Renovaro issuing 70,834,189 shares of 83 According to the Company's Form 10-Q filed with the SEC on November 14, 2023 (see Note 10 on p. 26) "[t]he Company currently has a consulting agreement with Paseco for business advisory services since December 2019. For the three months ended September 30, 2023 the Company issued 1,000,000 restricted common shares in lieu of services." 84 See Proxy Statement, at p. 130. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 69 of 108 Page ID #:69

65 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 common stock at closing, not 65,224,089, and there will be 11,555,531 shares of common stock as possible Earn-Out Shares upon conversion or exercise of Renovaro derivative securities after the closing, not 17,165,631. 88. Pursuant to Sections 6(a)(ii) and 6(b)(ii) of the Certificate of Designations governing the Series A Preferred Stock, the 561,010 shares of Series A Preferred Stock will automatically convert (at a conversion rate of 10:1) into 5,610,100 shares of common stock immediately prior to the closing under the Stock Purchase Agreement because Renovaro's issuance of common stock in exchange for the GEDi Cube shares under the Stock Purchase Agreement will be a "Qualified Merger" as defined in the Certificate of Designations. A Qualified Merger is defined to include "a transaction in which, . .. . (iii) [Renovaro], directly or indirectly, in one or more related transactions which are approved by the Board of Directors, consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 35% of the outstanding shares of Common Stock or 35% or more of the voting power of the Common Stock." Although the term "Person" is not defined in the Certificate of Designations, such term is defined in the Stock Purchase Agreement as "any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, estate, joint venture . . . or other entity or group (which term group will include a ?group' as such term is defined in Section 13(d)(3) of the Exchange Act)." Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 70 of 108 Page ID #:70

66 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 (bold type added). The shareholders of GEDi Cube party to the Stock Purchase Agreement are a group (under Section 13(d)(3) or otherwise) and, since such shareholders will acquire more than 35% of Renovaro's outstanding common stock under the Stock Purchase Agreement, the transactions thereunder constitute a "Qualified Merger" under the Certificate of Designations governing the Series A Preferred Stock. 89. Renovaro's failure to disclose the automatic conversion of the Series A Preferred Stock into shares of common stock immediately prior to the closing under the Stock Purchase Agreement in the Proxy Statement, as supplemented by the Proxy Statement Supplement, is a material omission necessary to make the disclosures contained therein, under the circumstances in which such disclosures were made, not misleading because there is a substantial likelihood that a reasonable stockholder would consider the information important in deciding how to vote at the Special Meeting with respect to Proposal 1: Approval of the Issuance of Common Stock in the Transaction Nasdaq Listing Rule 5635 and Proposal 2: Approval of Amendment to Renovaro's Certificate of Incorporation to Increase the Number of Authorized Common Shares of Renovaro. G. Deficient disclosure about the shares issued in exchange for consulting services in connection with the GEDi Cube Transaction. 90. According to the Proxy Statement, the adjustments in the pro forma condensed combined financial statements included "one-time consulting fees of Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 71 of 108 Page ID #:71

67 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 $2,760,000 related to the Transaction that was paid in shares at 10/23/2023 closing price of $2.76."85 This statement omits a material fact because, upon information and belief, the shares issued for these consulting fees were issued to Paseco, and the Proxy Statement fails to disclose Paseco, a greater than 10% beneficial owner and an affiliate,86 as the recipient. In addition, the Proxy Statement fails to disclose that Paseco has been compensated with common stock in exchange for consulting fees on a regular basis and, as a result, this issuance was far from a "one-time" occurrence. 91. At the $2.76 per share price, 1,000,000 shares of the Company's common stock were issued on October 23, 2023 as payment for these consulting fees ($2,760,000/$2.76 = 1,000,000). According to the Schedule 13G/A filed by Paseco and Abildgaard on October 6, 2023 and the Form 3 filed by Abildgaard on October 6, 2023, Paseco owned 3,462,292 shares of common stock as of October 6, 2023 (the date of the filings). According to the Company's Form 10-K/A filed with the SEC on October 30, 2023, Paseco's ownership of common stock increased by 1,000,000 shares (from 3,462,292 to 4,462,292) as of October 24, 2023, the day after the 1,000,000 shares were issued as payment of the $2,760,000 in consulting fees. This is the basis for the Plaintiffs' information and belief that the 1,000,000 shares issued as payment 85 See Proxy Statement, at p. 135. 86 According to the Company's Form 10-Q filed with the SEC on November 14, 2023, Paseco became an affiliate because of its participation in the August Placement (see footnote 101). Upon information and belief, Paseco and Abildgaard have been affiliates of the Company long before August Placement. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 72 of 108 Page ID #:72

68 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 of "consulting fees of $2,760,000 related to the Transaction" were issued to Paseco. Not only did the Company fail to disclose that Paseco received these consulting fees in connection with the Transaction, but Abildgaard failed to file a Form 4 to report the acquisition of these shares as required by Section 16(a) of the 1934 Act. 92. Under to Section 2.2 of the Stock Purchase Agreement, 1,000,000 shares "representing shares issued by [Renovaro] to a consultant assisting the parties on the Transaction" are subtracted from the total shares to be issued to GEDi Cube stockholders (defined as Exchange Shares) upon closing of the transaction. In addition, under Section 4.6 of the Stock Purchase Agreement, GEDi Cube agreed to issue this same unnamed consultant a number of GEDi Cube shares immediately prior to the closing that will result in the same consultant receiving an additional 1,000,000 Exchange Shares in the Transaction.87 This will result in the unnamed consultant not only receiving an additional 1,000,000 shares of Renovaro common stock at closing, but in this instance the consultant will be entitled to receive Earn-Out Shares (as defined in the Stock Purchase Agreement) for every Renovaro derivative security that is 87 See Proxy Statement, at p. A-I-60 ("[i]mmediately prior to the Closing, the Company shall (i) issue to Consultant that number of Company Ordinary Shares that would result in Consultant receiving 1,000,000 Exchange Shares at Closing pursuant to Section 2.2 and (ii) use commercially reasonable efforts to cause Consultant to become a Joining Seller.") The plain reading indicates that the shares referenced in Section 4.6 are in addition to the shares referenced in Section 2.2. Section 2.2 states the 1,000,000 shares referenced in such section were "issued by the Company" (not issuable by the Company) while the shares referenced in Section 4.6 are issuable by GEDi Cube "immediately prior to the closing". Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 73 of 108 Page ID #:73

69 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 converted or exercised after the closing (Series A Preferred Stock, warrants, and options), even though the consultant will be receiving such shares immediately prior to the closing (i.e., not as a legacy holder of GEDi Cube shares). To the extent the consultant is Paseco and/or Abildgaard, each time Paseco exercises any of its own warrants, it will receive its pro rata portion of the Earn-Out Shares issuable to GEDi Cube's stockholders because of such exercise. Regardless of whether this unnamed consultant is Paseco or Abildgaard, the consultant is on both sides of the Transaction and the identity of this consultant and the reasons why the Board conferred this additional right upon the consultant is material information that was omitted from the Proxy Statement. Upon information and belief, this is the same consultant that delivered the GEDi Cube valuation and/or due diligence report to the Board.88 Given (a) the disclosures contained in the Proxy Statement Supplement that the Board did not give any weight to the valuation report but relied on "confidence" by the consultant; and (b) the fact that the consultant was apparently advising both Renovaro and GEDi Cube (see the definition of "Consultant" in Section 2.2 of the Stock Purchase 88 This information and belief are based upon (a) the fact that, according to the Proxy Statement Supplement, the GEDi Cube valuation report was prepared "for GEDi Cube based on information provided by GEDi"; (b) according to the Proxy Statement Supplement, the GEDi Cube valuation report was delivered to Renovaro's Board; and (c) according to Section 2.2 of the Stock Purchase Agreement, the "Consultant" that (i) received 1,000,000 shares of Renovaro common stock from Renovaro (subtracted from the number of shares issuable at closing) and (ii) is entitled to receive GEDi Cube shares that will result in receipt of an additional 1,000,000 Renovaro shares of common stock at closing, is advising both Renovaro and GEDi Cube. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 74 of 108 Page ID #:74

70 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Agreement), the failure to disclose the identity of the consultant and the failure to disclose the Board's rationale in approving compensation for the consultant of 2,000,000 shares (plus Earn-Out Shares) after the Board dismissed the utility of the valuation report for lack of projections were material omissions necessary to make disclosures in the Proxy Statement, as supplemented by the Proxy Statement Supplement, under the circumstances in which they were made, not misleading because there is a substantial likelihood that a reasonable stockholder would consider this information important in deciding how to vote at the Special Meeting on Proposal 1: Approval of the Issuance of Common Stock in the Transaction Nasdaq Listing Rule 5635 and Proposal 2: Approval of Amendment to Renovaro's Certificate of Incorporation to Increase the Number of Authorized Common Shares of Renovaro. IX. Violations of Sections 13(d) under the 1934 Act 93. Sindlev, RS Group, RS Bio, Abildgaard, Paseco, Ree, Karsen Ree Holding I, Karsten Ree Holding B, Christensen, Po-Ma, and TBC Invest are each in violation of their respective obligations under Section 13(d) of the 1934 Act and the SEC's regulations promulgated thereunder.89 As a result, Plaintiffs seek injunctive 89 None of these defendants are eligible to file a Schedule 13G pursuant to Section 13(g) of the 1934 Act and the applicable regulations. In the case of Sindlev, RS Group and RS Bio, a Schedule 13D filing was already made, Sindlev is in a control position as a director and he now beneficially owns more than 20% of Renovaro's outstanding common stock. In the case of Abildgaard and Paseco, this issue is addressed at length elsewhere in this Complaint. In the case of Ree, Karsten Ree Holding B and Karsten Ree Holding I, a Schedule 13D filing was already made and needs to be amended. In Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 75 of 108 Page ID #:75

71 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 relief to enjoin the securities beneficially owned by these Defendants from being counted (either directly or by proxy and for purposes of a quorum or the votes cast on any proposal) at the Special Meeting unless and until the required filings are made in accordance with Section 13(d) of the 1934 Act and the applicable SEC regulations promulgated thereunder, including disclosure of membership of any "group" within the meaning of Section 13(d)(3) of the 1934 Act. A. Sindlev, RS Group, and RS Bio 94. On March 5, 2015, RS Group filed a Schedule 13D with the SEC to report beneficial ownership of 515,000 shares (or 5.68%) of Renovaro's common stock.90 This Schedule 13D failed to include Sindlev as a reporting person as required by the instructions to Schedule 13D. During the eight years and ten months since RS Group's Schedule 13D filing, Sindlev has filed 26 beneficial ownership forms under Section 16(a) of the 1934 Act reporting transactions in Renovaro's securities (both in Sindlev's capacity as a director and as a greater than 10% beneficial owner through RS Group and RS Bio). During this same period: (a) Sindlev was elected as a director of the Company91 and eventually became Board Chair; (b) Sindlev became a greater than 10% beneficial owner of the Company's common stock through RS Group;92 (c) RS the case of Christensen, Po-Ma and TBC Invest, Schedule 13G is not available because Christensen was in a control position due to his election as a director. 90 See Schedule 13D filed by RS Group with the SEC on March 15, 2015. 91 See Form 8-K of the Company filed with the SEC on June 7, 2017. 92 See Form 3 of Sindlev filed with the SEC on July 17, 2017. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 76 of 108 Page ID #:76

72 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Group entered an Investor Rights Agreement which entitled RS Group to designate a director and under which RS Group agreed to vote in accordance with the board composition provisions contained therein;93 (d) RS Group entered a Standstill and Lock-Up Agreement pursuant to which it agreed to not transfer any shares during the lock-up period specified therein (subject to certain exceptions);94 (e) RS Group transferred all of its shares of common stock and warrants to purchase common stock to RS Bio;95 and (f) Sindlev's beneficial ownership increased from 5.68% on the date of the initial Schedule 13D to 21.43% as of the Record Date.96 95. Rule 13d-2(a) requires a "prompt" amendment to report any material change in the information disclosed in a Schedule 13D. Neither Sindlev nor RS Bio has ever filed a Schedule 13D that includes the necessary disclosures for Sindlev and RS Bio as reporting persons and none of Sindlev, RS Group or RS Bio has filed a single amendment to the Schedule 13D that RS Group filed on March 5, 2015 despite clear obligations to do so, as evidenced by the 26 beneficial ownership reports subsequently 93 See Exhibit 10.2 to the Company's Form 8-K filed with the SEC on January 17, 2018 (§ 2.2) and the Company's Form 8-K filed with the SEC on February 23, 2018. 94 See Exhibit 10.3 to the Company's Form 8-K filed with the SEC on January 17, 2018 (§ 3) and the Company's Form 8-K filed with the SEC on February 23, 2018. 95 See the Company's Form 10-K/A filed with the SEC on October 29, 2018 (p. 12 and footnote 2) and the Company's Form 10-K/A filed with the SEC on October 28, 2019 (p. 13 and footnote 1). 96 See Proxy Statement, at p. 167 (footnote 1). Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 77 of 108 Page ID #:77

73 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 filed by Sindlev pursuant to Section 16(a) of the 1934 Act and the events described in ¶ 94. 96. Renovaro should be enjoined from counting any votes of the securities held by Sindlev, RS Group and RS Bio at the Special Meeting (directly or by proxy and for purposes of a quorum or the casting of votes on any proposal) unless and until Sindlev, RS Group and RS Bio file the required Schedule 13Ds and amendments thereto with all required disclosures, including without limitation disclosure of any "group" of which Sindlev, RS Group or RS Bio is a member within the meaning of Section 13(d)(3) of the 1934 Act. B. Abildgaard and Paseco 97. According to Renovaro's Form 10-K filed with the SEC on March 31, 2015, Paseco was a greater than 10% beneficial owner of the Company during 2014 and failed to report a transaction in the Company's securities on Form 4.97 That same Form 10-K disclosed that, as of March 18, 2015: (a) Paseco owned 5.07% of the Company's common stock; (b) Northern Biotech Fund SARL (Northern Biotech) owned 3.87% of the Company's common stock; and (c) Abildgaard controlled the voting and disposition of the shares owned by Paseco and Northern Biotech (8.94% in 97 See the Company's Form 10-K filed with the SEC on March 31, 2015, at p. 62. Other than directors or executive officers, only greater than 10% stockholders are required to file Form 4s. As a result, Paseco must have beneficially owned more than 10% of the Company's common stock during 2014. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 78 of 108 Page ID #:78

74 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 total).98 As a result, each of Paseco and Abildgaard was a beneficial owner of more than five percent (5%) of the Company's common stock. However, in violation of Section 13(d) or 13(g) of the 1934 Act, neither Paseco nor Abildgaard ever filed a Schedule 13D or Schedule 13G to report such beneficial ownership. 98. On October 6, 2023, Abildgaard and Paseco jointly filed a Schedule 13G with the SEC to report beneficial ownership of 7.7% of Renovaro's outstanding common stock as of June 26, 202399 and jointly filed a Schedule 13G/A with the SEC to report beneficial ownership of more than 13.9% of the Company's outstanding common stock as of August 1, 2023.100 However, neither Abildgaard nor Paseco was eligible to file a Schedule 13G (in lieu of a Schedule 13D) because each has acquired Company securities "with the purpose or effect of changing or influencing the control the Company," or "in connection with or as a participant in any transaction having such purpose or effect." 99. On November 14, 2023, Renovaro filed a Form 10-Q with the SEC, in which it admitted that Paseco became an affiliate because of its participation in the August Placement.101 SEC Rule 12b-2 under the 1934 Act defines "affiliate" of a 98 See the Company's Form 10-K filed with the SEC on March 31, 2015, at pp. 65-66 (footnote 9). 99 See Schedule 13G filed by Paseco and Abildgaard with the SEC on October 6, 2023. 100 See Schedule 13G/A filed by Paseco and Abildgaard on October 6, 2023. 101 See Form 10-Q filed with the SEC on November 14, 2023, at p. 26 ("On August 1, 2023 Paseco ApS, a Danish entity, in connection with the Private Placement, converted $2,000,000 of its Promissory Note into 280,505 of the Company's Units at a price per Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 79 of 108 Page ID #:79

75 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 specified person as "a person that directly, or indirectly through one or more intermediaries, controls, or is under common control with, the person specified." The rule further defines "control" as "the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise." Renovaro's admission about Paseco's affiliate status, thus, is an admission that Paseco controls Renovaro or Paseco and Renovaro are under the common control of Abildgaard. This prima facie establishes that Paseco and Abildgaard did not qualify for the Schedule 13G and 13G/A when they were filed with the SEC on October 6, 2023.102 Upon information and belief, Paseco and Abildgaard have been Renovaro affiliates and subject to the Schedule 13D disclosure requirements long before the August Placement. 100. Paseco and Abildgaard were also ineligible for a Schedule 13G upon Paseco's acquisition of June Units in the June Placement on June 26, 2023. Among other things, Abildgaard has repeatedly asserted management authority over or acted with the purpose or effect of changing or influencing the control Renovaro, despite his lack of a formal director or officer title. For example: Unit of $7.13. As a result of participation in the Private Placement, Paseco was deemed to be an affiliate of the Company. In addition, Paseco ApS purchased in the Private Placement 63,114 of the Company's Units at a price per Unit of $7.13 for aggregate proceeds to the Company of $450,000.") 102 Since Abildgaard controls Paseco, the control attributed to Paseco as of August 1, 2023 is attributed to Abildgaard, who is deemed to control Renovaro indirectly through one or more intermediaries (Paseco). Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 80 of 108 Page ID #:80

76 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 a. According to the Company's "Super-8K" filed with the SEC on August 12, 2014, the Company issued 1,400,000 shares of common stock to "certain designees" of Paseco in exchange for "advisory and consulting services" to the company and its majority shareholder "in connection with planning and structuring (a) a business combination or share exchange and (b) subsequent financing by the company of up to $12 million." The Share Exchange Agreement was dated February 12, 2014 between the Company (then known as Putnam Hills) and DanDrit BioTech A/S103 and had the purpose or effect of changing or influencing the control of the Company, disqualifying Paseco and Abildgaard from Schedule 13G and 13G/A eligibility. b. In February 2018, the Company (then known as DanDrit) acquired Enochian BioPharma, Inc. and changed its name to Enochian Biosciences, Inc. As closing merger consideration, the stockholders of Enochian BioPharma received approximately 48.5% of the Company's common stock outstanding, diluting the equity held by the pre-merger DanDrit shareholders by almost half.104 On January 8, 2018, Sindlev emailed Abildgaard, Parker, and other K&L Gates and Company representatives: "Dear Enochian team, On behalf of Dandrit, I would like to invite you 103 See Exhibit 4.2 to the Company's Form 8-K filed with the SEC on August 12, 2014, at p. II-2. 104 This is like the proposed acquisition with GEDi Cube; upon closing, GEDi Cube shareholders will receive approximately 49% of the Company's common stock outstanding, diluting current Renovaro shareholders by almost half. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 81 of 108 Page ID #:81

77 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 . . . and Ole [Abildgaard] to join me for the signing of our [February 2018] merger agreement." This shows that Sindlev, K&L Gates, and Parker viewed Abildgaard as part of the internal Enochian team of decisionmakers. c. Also in connection with the February 2018 acquisition closing, Abildgaard was integral in soliciting new investors (200 new shareholders) and raising funding ($13.4 million) through a private placement (February 2018 Placement), so the Company could satisfy a closing condition for the acquisition of Enochian Biopharma. Separate from the February 2018 Placement, Abildgaard purchased (also privately) 200,000 Company shares then held by Gumrukcu Health LLC at $5.00/share (for a total of $1,000,000 cash).105 This transaction was a condition of the closing of the acquisition of Enochian Biopharma, and, upon information and belief, Abildgaard took on this obligation with the purpose of changing or influencing the control the Company, as evidenced by his continuous acquisition of the Company's common stock. d. On February 2, 2019, Abildgaard emailed the agenda for the Renovaro Board Meeting scheduled for February 10, 2019 (even though Abildgaard was not listed as an attendee of the meeting), confirming that Abildgaard has high-level 105 While Paseco was purchasing 200,000 shares for $5.00 per share, Abildgaard simultaneously solicited investors for the February Placement at $8.00 per share (a per share valuation that was later scrutinized through an SEC comment letter). Paseco was also represented by K&L Gates in this transaction related to the Company. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 82 of 108 Page ID #:82

78 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 access to Board matters (often, as described in the examples below, to the exclusion of other Board members). e. On July 1, 2019, Ablidgaard emailed Sindlev, Dybul, and Grønfeldt-Sørensen, updating them about his work promoting the stock and securing foreign investors. In this same email, Abildgaard advises Sindlev, Dybul, and Grønfeldt-Sørensen about what to include (and not include) in a proposed shareholder letter and related strategy on when to transmit the shareholder letter. f. On September 21, 2019, Sindlev emailed Dybul and Parker (with a copy to Abildgaard), negotiating compensation for Abildgaard's work on behalf of the Company, including paying for experimental patient treatment "in hopes of getting data for Enochian." Dybul replied (again with a copy to Sindlev, Parker, and Abildgaard): "just want to be clear that without ole [Abildgaard] we would be lost and want to get him compensated." g. On October 25, 2019, Dybul emailed Sindlev and Abildgaard, thanking them for assisting in prospective financing for Renovaro, and updating them on Dybul's fundraising efforts from prospective investors. h. On October 29, 2019, Dybul emailed Sindlev and Abildgaard, stating: "please treat this as confidential and do not share with anyone else at this point." Dybul proceeds to update them on his fundraising efforts with prospective investors for participation in a possible private placement. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 83 of 108 Page ID #:83

79 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 i. On November 19, 2019, Sindlev sent an email after a negative press was published about Renovaro, stating: "Mark [Dybul], Clay [Parker], Ole [Abildgaard] & myself will deal with this ? and I am on top of the situation." j. On August 28, 2020, Abildgaard emailed Puche (Renovaro CFO), copying Sindlev and Dybul and unilaterally instructing Puche to terminate Renovaro's contract with a third-party security company. On August 29, 2020, Puche carried out Ablidgaard's instruction, sending an email to the security company (copying Abildgaard, Sindlev, and Dybul) and terminating the contract. k. On March 13, 2021, Abildgaard emailed Sindlev and Dybul, advising them on when and how to make company "announcements" to "boost the share price." l. On June 15, 2021, Abildgaard emailed to Sindlev, Dybul, and Parker with an analysis of what occurred with the trading on June 14, 2021 (the day the Company issued two press releases about the FDA's acceptance of a Pre-IND Request and the $29 million RDO; and the business day after the Company's stock sale to Lincoln Park at spring-loaded prices). m. On June 23, 2021, Abildgaard emailed the Board and Puche, copying Parker and another K&L Gates lawyer, advising them on option trading affecting the Company's per share price. n. On November 20, 2021, Abildgaard responded to an email sent by Puche regarding a FINRA review of the trading activity on June 14, 2021. According Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 84 of 108 Page ID #:84

80 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 to Puche, "We are required to ask of our board members, officers, employees, and consultants that were privy to [MNPI] the information prior to the [June 14, 2021] press release" (emphasis added), confirming that Abildgaard is privy to Company MPNI. o. On July 28, 2023, upon information and belief, Paseco or Abildgaard received 500,00 shares of common stock in exchange for consulting services valued at $285,000, and those consulting services were related to the GEDi Cube negotiations resulting in the Stock Purchase Agreement.106 Though the consultant is unnamed, these shares were paid the same day that Renovaro's Board authorized and approved the GEDi Cube LOI, and Paseco subsequently received 1,000,000 additional shares in exchange for consulting services in connection with the same transactions (discussed below). p. Finally, on October 23, 2023, Paseco received 1,000,000 shares in exchange for consulting services provided to Renovaro in connection with the transactions contemplated by the Stock Purchase Agreement,107 transactions that will 106 See the Company's Form 10-K filed on October 2, 2023, at p. F-32. 107 See p. 135 of the Proxy Statement (identifying "one-time consulting fees of $2.760,000 related to the Transaction that was paid in shares at 10/23/2023 closing price of $2.76"); compare Schedule 13G/A filed with the SEC on October 6, 2023 (showing number of shares of common stock owned by Paseco and Abildgaard on that date) with Form 10-K/A filed with the SEC on October 30, 2023 (p.15 n.13) (showing an increase in 1,000,000 shares owned by Paseco and Abildgaard); see also Form 10-Q filed with the SEC on November 14, 2023 (p.26) (identifying an advisory agreement Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 85 of 108 Page ID #:85

81 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 clearly influence the control of the Company. In addition to owning approximately 49% of Renovaro's post-closing, GEDi Cube will also have the right to designate four of Renovaro's nine directors after the closing under the Stock Purchase Agreement.108 101. These non-exhaustive examples confirm that Paseco and Abildgaard are required to file Schedule 13Ds in accordance with Rule 13d-1(a) under the 1934 Act and amendments to such Schedule 13Ds in accordance with Rule 13d-2(a) under the 1934 Act. 102. The Company should be enjoined from counting any of the securities held by Abildgaard and Paseco at the Special Meeting (directly or by proxy and for purposes of a quorum or the votes cast on any proposal) unless and until Abildgaard and Paseco file the required Schedule 13Ds and amendments thereto, including without limitation disclosure of any "group" of which Abildgaard or Paseco is a member within the meaning of Section 13(d)(3) of the 1934 Act. C. Ree, Karsen Ree Holding B, and Karsten Ree Holding I 103. On March 5, 2015, the same date that RS Group filed its Schedule 13D, Karsten Ree Holding B filed a Schedule 13D to report beneficial ownership of 500,000 between Paseco and Renovaro, in which Renovaro issued 1,000,000 shares in exchange for services). 108 See Proxy Statement, at 2. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 86 of 108 Page ID #:86

82 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 shares (or 5.52%) of Renovaro's common stock.109 This Schedule 13D failed to include Ree as a reporting person as required by the instructions to Schedule 13D. 104. According to Renovaro's Form 10-K filed with the SEC on September 29, 2017, as of September 28, 2017: Ree individually owned 1,000,000 shares of common stock and immediately exercisable warrants to purchase 2,000,000 shares of common stock and Karsten Ree Holding I owned 700,000 shares of common stock, collectively comprising 16.23% of the Company's outstanding common stock.110 105. According to Renovaro's Form 10-K/A filed with the SEC on October 29, 2018, as of October 26, 2018: Ree owned 1,000,000 shares of common stock and warrants to purchase 1,250,000 shares of common stock and Karsten Ree Holding B owned 1,375,000 shares of common stock, collectively comprising 7.17% of the Company's outstanding common stock.111 106. Rule 13d-2(a) requires a "prompt" amendment to report any material change in the information disclosed in a Schedule 13D. Neither Ree nor Karsten Ree Holding I has ever filed a Schedule 13D that includes the necessary disclosures for Ree and Karsten Ree Holding I as reporting persons and none of Ree, Karsten Ree Holding B or Karsten Ree Holding I has filed any amendment to the Schedule 13D that Karsten 109 See Schedule 13D filed by Karsten Ree Holding B with the SEC on March 5, 2015. 110 See the Company's Form 10-K filed with the SEC on September 29, 2017, at pp. 22-23 and footnote 4. 111 See the Company's Form 10-K/A filed with the SEC on October 29, 2018, at. P. 12, footnote 5. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 87 of 108 Page ID #:87

83 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Ree Holding B filed on March 5, 2015 despite a clear obligation to do so, as evidenced by the disclosures in Renovaro's Form 10-K filed with the SEC on September 29, 2017 and the Company's Form 10-K/A filed with the SEC on October 29, 2018. 107. Plaintiffs seek equitable relief to enjoin Renovaro from counting any votes of the securities beneficially owned by Ree, Karsten Ree Holding B or Karsten Ree Holding I at the Special Meeting (either directly or by proxy and either for purposes of a quorum or the votes cast on any proposal) unless and until Ree, Karsten Ree Holding B and Karsten Ree Holding I file the required amendments to Schedule 13D, including an amendment that includes Ree and Karsten Ree Holding I as reporting persons with all required disclosures related thereto, including without limitation disclosure of any "group" of which Ree, Karsten Ree Holding I or Karsten Ree Holding B is a member within the meaning of Section 13(d)(3) of the 1934 Act. D. Christensen, Po-Ma, and TBC Invest 108. According to Renovaro's Form 10-K filed with the SEC on September 28, 2016, Po-Ma owned 1,171,364 shares (or 12.29%) of common stock as of September 8, 2016, and Christensen controlled the power to vote and dispose of such shares.112 112 See Form 10-K filed by the Company with the SEC on September 28, 2016, at pp. 62-63 (footnote 5). Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 88 of 108 Page ID #:88

84 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 109. Christensen filed a Form 3 with the SEC on July 17, 2017 to report his election as a director of the Company, but he failed to disclose his indirect beneficial ownership of the shares held by Po-Ma.113 110. According to Renovaro's Form 10-K filed on September 29, 2017, Po-Ma only owned 484,250 shares of common stock but (i) Po-Ma beneficially owned 120,300 shares of common stock through convertible promissory notes and (ii) TBC Invest beneficially owned 26,385 shares of common stock through a convertible promissory note, with Christensen having the sole power to vote and the sole power to dispose of all such shares.114 111. Neither Christensen nor Po-Ma ever filed a Schedule 13D with the SEC despite a clear obligation to do so, as evidenced by their beneficial ownership disclosed as 12.29% in Renovaro's Form 10-K filed with the SEC on September 28, 2016. 112. Rule 13d-2(a) requires a "prompt" amendment to report any material change in the information disclosed in a Schedule 13D. None of Christensen, Po-Ma, or TBC Invest ever filed a Schedule 13D amendment to reflect the changes in beneficial 113 Christensen was elected as a director on the same date that Sindlev was elected as a director (June 6, 2017) and he filed a Form 3 reporting such status on the same date as Sindlev (July 17, 2017). See Form 3s filed by Sindlev and Christensen with the SEC on July 17, 2017. 114 See the Company's Form 10-K filed with the SEC on September 29, 2017, at pp. 22-23. (footnote 3). Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 89 of 108 Page ID #:89

85 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 ownership, despite a clear obligation to do so as evidenced by the disclosures in Renovaro's Form 10-K filed with the SEC on September 29, 2017. 113. Plaintiffs seek equitable relief to enjoin Renovaro from counting any votes of the securities beneficially owned by Christensen, Po-Ma, or TBC Invest at the Special Meeting (either directly or by proxy and either for purposes of a quorum or the votes cast on any proposal) unless and until Christensen, Po-Ma, and TBC Invest file the required Schedule 13Ds and the necessary amendments thereto, with all required disclosures, including without limitation disclosure of any "group" of which Christensen, Po-Ma or TBC Invest is a member within the meaning of Section 13(d)(3) of the 1934 Act. X. Demand and Demand Futility. 114. In a showing of good faith, on Friday, January 19, 2024, Plaintiffs provided a copy of this Complaint to counsel for Defendants and demanded that the Board take action as requested herein. In doing so, Plaintiffs explained the urgency in the matter: the Board could either immediately postpone the Special Meeting to investigate and take the necessary action; or Plaintiffs would file this Complaint and seek emergency relief in advance of the Special Meeting. As of the date of this filing, the Board has not agreed to postpone the Special Meeting, which justifies the filing of this Complaint. Regardless, under the circumstances presented here, demand is futile and excused. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 90 of 108 Page ID #:90

86 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 115. This filing follows over a year of formal and informal correspondence and litigation between the Parties. Over a dozen demand letters and written responses have been exchanged. Plaintiffs submitted legitimate and non-controversial books and records demands under § 220, and the Board (under the direction of Sindlev, Dybul, K&L Gates, and Parker) refused to comply on shaky legal grounds. Renovaro and separately Sindlev have added Wittekind as a defendant to their own lawsuits against Serhat Gumrukcu (a member of Weird Science and Wittekind's spouse) and certain entities in Los Angeles Superior Court on tenuous grounds claiming "fraud," and Sindlev and Abildgaard helped make a "documentary" published online in which Sindlev declared his plan to "destroy" Gumrukcu after their relationship stymied in or around June 2022. Plaintiffs, in turn, have filed a lawsuit in Delaware for direct claims (contract, fraud, and other torts) against Renovaro, Sindlev, RS Group and RS Bio, Abildgaard, Paseco, K&L Gates, and Parker. There is no question that if Plaintiffs were to make a demand on the Board regarding the issues in this Complaint, the Board would disregard the demand and do nothing. 116. Demand is independently futile because, to take appropriate action, the Board would have to sue its own members and directors, consultants, stockholders, primary (and long-time) outside counsel, and an institutional investor. The Board also faces liability under the 1934 Act and would have to admit that it was complicit in, participated in, and materially benefitted from the wrongdoing alleged in this Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 91 of 108 Page ID #:91

87 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Complaint. The Board, therefore, is neither disinterested nor independent, and a demand on the Board is futile and therefore excused. FIRST CAUSE OF ACTION ? VIOLATION OF RULE 10b-5(a), (c) OF THE 1934 ACT (Against the Board Defendants, Dybul, Sindlev, RS Group, RS Bio, Abildgaard, Paseco, Lincoln Park, K&L Gates, and Parker) 1. Plaintiffs repeat and reallege the allegations stated above as if fully set forth herein. 2. Rules 10b-5(a) and (c) under the 1934 Act make it unlawful for any person, directly or indirectly, "(a) to employ any device, scheme, or artifice to defraud," or "(c) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person, in connection with the purchase or sale of any security." These rules are violated when a corporate insider trades in the securities of the corporation based on material, nonpublic information because, among other reasons, a relationship of trust and confidence exists between the shareholders of a corporation and those insiders who have obtained confidential information by reason of their position with that corporation. The rules are similarly violated when a person misappropriates confidential information for securities trading purposes, in breach of a duty owed to the source of the information, or when a person uses its control over a corporation to allow the purchase or sale of securities at vastly inadequate prices. 3. The Board Defendants, separately Sindlev, Dybul, RS Group, RS Bio, Abildgaard, Paseco, Lincoln Park, K&L Gates, and Parker violated Rules 10b-5(a) and Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 92 of 108 Page ID #:92

88 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 (c) under the 1934 when they, among other things, knowingly and with scienter agreed and conspired with each other to facilitate spring-loaded transactions selling Renovaro stock ahead of announcing material non-public information to insiders (Sindlev, RS Bio, RS Group, Abildgaard, and Paseco) and outside investors (Lincoln Park); to grant free shares and warrants, or shares at grossly inadequate prices, to Paseco or Abildgaard; and to permit Paseco or Abildgaard to convert ineligible RSUs to common stock. The Board Defendants, Sindlev, K&L Gates and Parker have also violated numerous SEC disclosure regulations to conceal this misconduct, including Item 701 of Regulation S-K and Rule 12b-20 under the 1934 Act. 4. By committing the misconduct alleged herein, these Defendants acted in bad faith, maliciously, oppressively, and with intent to defraud, and their conduct is the direct and proximate cause of significant monetary and reputational damage suffered by Renovaro, to be determined at trial. 5. Renovaro is also entitled to equitable relief, including the disgorgement of all profits (actual or paper profits), benefits (including securities granted with inadequate consideration or on an ineligible basis), and other compensation obtained from these spring-loaded and otherwise wrongful transactions. SECOND CAUSE OF ACTION ? VIOLATION OF SECTION 14(a) OF THE 1934 ACT RULE 14a-9 (Against the Board Defendants, Dybul, K&L Gates and Parker) 6. Plaintiffs repeat and reallege the allegations stated above as if fully set forth herein. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 93 of 108 Page ID #:93

89 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 7. The Board Defendants, Dybul, K&L Gates and Parker caused to be issued, and participated in the issuance of materially false and misleading written statements and material omissions to shareholders that were contained in the Proxy Statement, as supplemented by the Proxy Statement Supplement. These Defendants are liable for the false and misleading statements and material omissions in the Proxy Statement, as supplemented by the Proxy Statement Supplement, due to their review, approval, and participation in the issuance thereof. 8. The Proxy Statement, as supplemented by the Proxy Statement Supplement, was materially false and misleading and contained material omissions because: a. The Proxy Statement omitted any reference to the fairness opinion covenant in Section 5.29 of the Stock Purchase Agreement and the fairness opinion condition in 7.29 of the Stock Purchase Agreement. b. The Proxy Statement Supplement admitted that the Board, with the counseling of K&L Gates, only considered the fairness opinion on January 10, 2024 (one week after the Proxy Statement, and 15 days before the Special Meeting) and then waived the fairness opinion closing condition because "lack of financial projections regarding GEDi Cube would render any fairness opinion "?not meaningful" (even though the Board knew this information before it approved the Stock Purchase Agreement containing the fairness opinion covenant and the fairness opinion closing condition) the following day. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 94 of 108 Page ID #:94

90 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 c. Neither the Proxy Statement nor the Proxy Statement Supplement mentions the covenant in Section 5.6 of the Stock Purchase Agreement, and there is no disclosure whatsoever about what steps (if any) Renovaro took to obtain a fairness opinion during the more than three-month period between the date the Stock Purchase Agreement was signed on September 28, 2023 and the date the Board, after consulting with K&L Gates, instructed Renovaro management to waive the condition on January 10, 2024. d. The Proxy Statement Supplement states that during the Board meeting held on September 27, 2023, in lieu of relying on a valuation report, the Board ultimately decided to approve the Stock Purchase Agreement in reliance on hearsay from Dybul "that the consultant who prepared the report had confidence in the viability of and the potential for commercialization of GEDi Cube's technology and platform," and yet the Proxy Statement Supplement fails to identify the consultant or explain the basis for the Board's reliance on the hearsay reported by Dybul attributed to the unidentified consultant's "confidence" or the Board decision to approve the compensation of 2,000,000 shares (plus Earn-Out Shares) despite the fact that the valuation report lacked utility due to the absence of projections. Regardless of whether the consultant is Paseco or Abildgaard, given the excessive compensation and the fact that the consultant is on both sides of the transaction, the consultant's identity should be disclosed. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 95 of 108 Page ID #:95

91 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 e. Neither the Proxy Statement nor the Proxy Statement Supplement disclose that Abildgaard has the sole power to vote and the sole power to dispose of the shares owned by Paseco. f. The Proxy Statement and the Proxy Statement Supplement omit that Paseco was the recipient of the consulting fees of $2,760,000 related to the GEDi Cube transaction that was paid in 1,000,000 shares on October 23, 2023 at the closing price on such date ($2.76), and omit that Paseco is an affiliate of the Company that has been repeatedly compensated with common stock in exchange for consulting services. 9. As a direct and proximate result of these Defendants' wrongful conduct, unless the Proxy Statement and Proxy Statement Supplement are further supplemented to cure the false and misleading statements and omissions, the shareholders of Renovaro will be deprived of material information before the Special Meeting. The false and misleading statements and omissions described in this Complaint are material due to the substantial likelihood that a reasonable shareholder would consider the information important in deciding how to vote on the proposals that are being submitted for shareholder approval at the Special Meeting. The false and misleading statements and the omissions described in this Complaint are essential links in the matters set forth in the Proxy Statement and Proxy Statement Supplement for which stockholder approval is being sought. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 96 of 108 Page ID #:96

92 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 10. Plaintiffs, on behalf of Renovaro, seek injunctive relief, requiring these Defendants to bring the Proxy Statement into compliance with Section 14(a) of the Exchange Act and Rule 14a-9 in advance of the Special Meeting. THIRD CAUSE OF ACTION ? VIOLATION OF SECTION 13(d) OF THE 1934 ACT (Against Sindlev, RS Group, RS Bio, Abildgaard, Paseco, Ree, Karsen Ree Holding I, Karsten Ree Holding B, Christensen, Po-Ma, and TBC Invest) 11. Plaintiffs repeat and reallege the allegations stated above as if fully set forth herein. 12. Section 13(d) of the 1934 Act requires that any stockholder (or group of stockholders) that acquires more than 5% of a company's registered stock must publicly report their ownership interest to the company and the market. Specifically, Sections 13(d) and their implementing regulations require that any person, or any group of persons, acting for the purpose of acquiring, holding, or voting a corporation's securities must file a statement known as Schedule 13D with the SEC within 10 days after acquiring beneficial ownership of more than 5% of any class of the corporation's voting securities. 15 U.S.C. § 78m(d); 17 C.F.R. § 240.13d-1. 13. A Schedule 13D disclosure must set forth the reporting person's background, identity, residence, citizenship, and the nature and amount of their beneficial ownership and, importantly, any transactions in the registrant's securities during the preceding 60 days (or, if shorter, since the last filing under Rule 13d-1(a) or Rule 13d-2(a)). A Schedule 13D disclosure must also report the source and amount of Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 97 of 108 Page ID #:97

93 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 funds used to purchase the beneficially owned securities. If the purchasers' purpose is to obtain control of the corporation, their Schedule 13D must set forth their plans or proposals for any major change in the corporation's structure. Finally, a Schedule 13D must report the purchasers' agreements, arrangements, or understandings concerning the corporation's securities. 14. Under Section 13(d) and its implementing regulations, a group that acts together to acquire more than 5% of a company's securities is required to disclose their combined ownership on Schedule 13D: "When two or more persons agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of an issuer, the group formed thereby shall be deemed to have acquired beneficial ownership, for purposes of section 13(d) and (g) of the Act, as of the date of such agreement, of all equity securities of that issuer beneficially owned by any such persons." 17 C.F.R. § 240.13d-5. 15. When a stockholder (or group of stockholders) fails to comply with Section 13(d), the issuer of the shares has standing to bring an action to compel compliance. As stockholders of Renovaro (the issuer), Plaintiffs have derivative standing to bring an action against Defendants Sindlev, RS Group, RS Bio, Abildgaard, Paseco, Ree, Karsen Ree Holding I, Karsten Ree Holding B, Christensen, Po-Ma, and TBC Invest. Each of these Defendants have acquired beneficial ownership of more than 5% of Renovaro's voting securities for the purpose of acquiring, holding, or voting those securities, and thus they are required to file a Schedule 13D and amendments Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 98 of 108 Page ID #:98

94 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 thereto with all required disclosures, including without limitation disclosure of any "group" of which they are a member. Each of these Defendants have failed to comply with the filing requirements under Section 13(d) of the 1934 Act and the rules promulgated thereunder (including amendments) with all required disclosures. 16. Plaintiffs are entitled to equitable relief in the form of a Court sterilizing the securities held by Sindlev, RS Group, RS Bio, Abildgaard, Paseco, Ree, Karsen Ree Holding I, Karsten Ree Holding B, Christensen, Po-Ma, and TBC Invest, and enjoining Renovaro from counting any votes of the securities held by these Defendants, including counting such votes at the Special Meeting, unless and until these Defendants file the required Schedule 13Ds and amendments thereto with all required disclosures, including without limitation disclosure of any "group" of which they are a member. FOURTH CAUSE OF ACTION ? BREACH OF FIDUCIARY DUTY (Against the Board Defendants, Dybul, K&L Gates, and Parker) 17. Plaintiffs repeat and reallege the allegations stated above as if fully set forth herein. 18. The Board Defendants (including Sindlev), Dybul, K&L Gates, and Parker owed and owe fiduciary duties to Plaintiffs and each of Renovaro's stockholders. By reason of their fiduciary relationships, they specifically owed and owe to Plaintiffs and Renovaro's shareholders the highest obligation of good faith, loyalty, and due care. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 99 of 108 Page ID #:99

95 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 19. The written charter of the Board's Nominating and Corporate Governance Committee provides, in pertinent part "[t]he Committee shall monitor compliance with the Corporation's Code of Ethics and Conduct, including reviewing with counsel the adequacy and effectiveness of the Corporation's procedures to ensure proper compliance with such Code of Conduct and Ethics . . . The Committee shall also recommend to the Board amendments to such Code of Ethics and Conduct as the Committee may deem appropriate." (Emphasis added). 20. The written charter of the Board's Audit Committee provides, in pertinent parts "[t]he Audit Committee [] shall provide assistance to the Board of Directors [] . . . in fulfilling its responsibilities with respect to its oversight of . . . (ii) the Corporation's compliance with legal and regulatory requirements . . . and (v) [w]orking in coordination with the Compliance Committee of the Board of Directors, the implementation and effectiveness of the Corporation's ethics and compliance program." The written charter of the Board's Audit Committee also provides, in pertinent part, "[t]he Committee may meet privately with the personnel responsible for the ethics and compliance program, as necessary." (Emphasis added). 21. The written charter of the Board's Compensation Committee requires that the directors serving on such committee, among other things, "review and make recommendations to the Board, or approve, all awards of shares, share options, or other awards pursuant to the Corporation's equity-based plans." (Emphasis added). Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 100 of 108 Page ID #:100

96 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 22. These Defendants, by their actions and by engaging in the wrongdoing described in this Complaint, abandoned and abdicated their responsibilities and duties regarding prudently managing (as to Sindlev, Dybul, Grønfeldt-Sørensen) and advising (as to K&L Gates and Parker) the business of Renovaro in a manner consistent with the duties imposed upon them by law. This includes counseling and approving spring-loaded transactions selling Renovaro stock ahead of announcing material non-public information to insiders (Sindlev, RS Bio, RS Group, Abildgaard, and Paseco) and outside investors (Lincoln Park); misusing the 2020 Lincoln Park ELOC; granting free shares and warrants, or shares at grossly inadequate prices, to Paseco; permitting Paseco or Abildgaard to convert ineligible RSUs to common stock; permitting K&L Gates and Parker to waive an egregious conflict of interest with Lincoln Park in violation of the Company's corporate policies governing ethics and conflicts of interest; permitting K&L Gates and Parker to routinely represent Sindlev, RS Group, RS Bio, Paseco, and Abildgaard on matters related to Renovaro; and agreeing and conspiring with each other to carry out these wrongful acts. 23. By committing the misconduct alleged herein, Sindlev, Dybul, Grønfeldt-Sørensen, K&L Gates, and Parker breached their respective duties of good faith and loyalty in the management and administration of Renovaro's affairs and in the use and preservation of Renovaro's assets. In doing so, these Defendants acted in bad faith, maliciously, oppressively, and with intent to defraud. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 101 of 108 Page ID #:101

97 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 24. As a direct and proximate result of Sindlev, Dybul, Grønfeldt-Sørensen, K&L Gates, and Parker's failure to fulfill their fiduciary obligations, Renovaro has sustained significant monetary and reputational damages, to be determined at trial. 25. Renovaro is entitled to equitable relief, including the disgorgement of all profits (actual or paper profits), benefits (including securities granted with inadequate consideration or on an ineligible basis), and other compensation obtained from these spring-loaded and otherwise wrongful transactions. FIFTH CAUSE OF ACTION ? CORPORATE WASTE (Against the Board Defendants, Dybul, K&L Gates, and Parker) 26. Plaintiffs repeat and reallege the allegations stated above as if fully set forth herein. 27. The Board Defendants (including Sindlev), Dybul, K&L Gates, and Parker owed and owe fiduciary duties to Plaintiffs and each of Renovaro's stockholders are liable to Renovaro for damages caused by corporate waste, including: counseling and approving spring-loaded transactions selling Renovaro stock ahead of announcing material non-public information to insiders (Sindlev, RS Bio, RS Group, Abildgaard, and Paseco) and outside investors (Lincoln Park); granting free shares and warrants, or shares at grossly inadequate prices, to Paseco; and permitting Paseco or Abildgaard to convert ineligible RSUs to common stock. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 102 of 108 Page ID #:102

98 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 28. These transactions were so one-sided that no person acting in good faith pursuit of Renovaro's interests could have approved these transactions. 29. By committing the misconduct alleged herein, these Defendants have caused Renovaro and its shareholders to suffer and continue to suffer damages due to these wasteful transactions, in an amount to be determined at trial. 30. Renovaro is entitled to equitable relief, including the disgorgement of all profits (actual or paper profits), benefits (including securities granted with inadequate consideration or on an ineligible basis), and other compensation obtained from these spring-loaded and otherwise wrongful transactions. 31. Plaintiffs, on behalf of Renovaro, have no adequate remedy at law. SIXTH CAUSE OF ACTION ? UNJUST ENRICHMENT (Against Sindlev, RS Bio, Abildgaard, Paseco, and Lincoln Park) 32. Plaintiffs repeat and reallege the allegations stated above as if fully set forth herein. 33. Defendants Sindlev, RS Bio, RS Group, Abildgaard, Paseco, and Lincoln Park participated in and benefitted from the spring-loaded transactions selling Renovaro stock ahead of announcing material non-public information; and Paseco or Abildgaard were granted free shares and warrants, or shares at grossly inadequate prices, and were permitted to convert ineligible RSUs to common stock. These Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 103 of 108 Page ID #:103

99 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 transactions were wrongful, unjustly enriching these Defendants at the expense and to the detriment of Renovaro. 34. It would be unconscionable and against the fundamental principles of justice, equity, and good conscience for these Defendants to retain the profits, benefits, and other compensation gained from their wrongful conduct. 35. Plaintiffs, as stockholders and representatives of Renovaro, seek restitution and equitable relief, including disgorgement of all profits (actual or paper profits), benefits (including securities granted with inadequate consideration or on an ineligible basis), and other compensation obtained from these spring-loaded and otherwise wrongful transactions. 36. Plaintiffs, on behalf of Renovaro, have no adequate remedy at law. SEVENTH CAUSE OF ACTION ? CONTRIBUTION / INDEMNIFICATION (Against the Board Defendants, Dybul, Sindlev, RS Bio, Abildgaard, Paseco, Lincoln Park, K&L Gates, and Parker) 37. Plaintiffs repeat and reallege the allegations stated above as if fully set forth herein. 38. Because of the wrongful acts by the Board Defendants (including Sindlev), Dybul, Sindlev individually, RS Bio, Abildgaard, Paseco, Lincoln Park, K&L Gates, and Parker, Renovaro is subject to liability. 39. Renovaro seeks relief from these Defendants on a theory of contribution and indemnification if Renovaro is found liable for their actions. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 104 of 108 Page ID #:104

100 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 PRAYER FOR RELIEF Plaintiffs respectfully request that this Court enter judgement and relief as follows: A. Finding this action to be a proper derivative action and Plaintiffs to be proper and adequate representatives of the Company. B. Exemplary and punitive damages at the maximum amount permitted by law, in an amount to be determined at trial, and including pre-judgment and post-judgment. C. Equitable and injunctive relief, including the disgorgement of all profits (actual or paper profits), benefits (including securities granted with inadequate consideration or on an ineligible basis), and other compensation obtained from these spring-loaded and otherwise wrongful transactions described in this Complaint. D. Equitable and injunctive relief, requiring the Board to bring the Proxy Statement into compliance with Section 14(a) of the Exchange Act and Rule 14a-9 in advance of the Special Meeting. E. Equitable and injunctive, in the form of a Court order (a) enjoining Renovaro from counting at the Special Meeting (directly or by proxy and for purposes of a quorum or the votes cast on any proposal): (i) any securities held by Sindlev, RS Group, RS Bio, Abildgaard, Paseco, Ree, Karsen Ree Holding B, Karsten Ree Holding I, Christensen, Po-Ma, and TBC Invest unless and Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 105 of 108 Page ID #:105

101 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 until these Defendants file the required Schedule 13Ds and amendments thereto with all required disclosures, including without limitation disclosure of any "group" of which they are a member; or (ii) any securities held by Paseco or Abildgaard that are subject to disgorgement due to the allegations in this Complaint; and (b) requiring Renovaro to instruct the inspector appointed at the Special Meeting pursuant to Section 231 of the Delaware General Corporation Law of the injunctive relief described in (i) and (ii) of clause (a). F. Restitution from Sindlev, RS Bio, Abildgaard, Paseco, and Lincoln Park. G. Contribution and indemnification from Dybul, Sindlev, RS Bio, Abildgaard, Paseco, Lincoln Park, K&L Gates, and Parker. H. Plaintiffs costs and disbursements of this action, including reasonable attorney's fees and costs. I. Such other and further relief as the Court deems just and proper. Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 106 of 108 Page ID #:106

102 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 JURY DEMAND Plaintiffs hereby demand a trial by jury in this action of all issues triable by jury. Dated: January 23, 2024 Respectfully submitted By: Megan A. Maitia Jennifer L. Williams SUMMA LLP Attorneys for Plaintiffs Weird Science LLC and William Anderson Wittekind Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 107 of 108 Page ID #:107

1031 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VERIFICATION I, William Anderson Wittekind, declare as follows: I am the sole manager of Weird Science LLC (Weird Science). On behalf of myself and Weird Science, I have read the foregoing Verified Stockholder Derivative Complaint and know its contents. The matters stated in the Verified Stockholder Derivative Complaint are true based on my own knowledge, except as to those matters stated on information and belief, and to those matters, I believe them to be true. I declare under penalty of perjury under the laws of the United States that the foregoing is true and correct. Executed this 23rd day of January 2024. _________________________ W. Anderson Wittekind Case 2:24-cv-00645 Document 1 Filed 01/23/24 Page 108 of 108 Page ID #:108